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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of June 5, 1998

                                      among

                             U.S. AGGREGATES, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            individually and as Agent

                                   Arranged by

                         BANCAMERICA ROBERTSON STEPHENS

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                                TABLE OF CONTENTS

                                                                          Page

RECITALS.....................................................................1

SECTION 1   DEFINITIONS AND INTERPRETATION...................................1
      1.1  Definitions.......................................................1
      1.2  Computations.....................................................19
      1.3  Cross-References; Section Captions...............................19
      1.4  Addition of Lenders; Adjustment of Percentages; Reallocation
           of Loans.........................................................19

SECTION 2   COMMITMENTS OF THE BANKS; TYPES OF LOANS; BORROWING
            AND CONVERSION PROCEDURES.......................................20
      2.1  Commitments......................................................20
                  2.1.1  Revolving Commitments..............................20
                  2.1.2  Term A Loan Commitments............................20
                  2.1.3  Term B Loan Commitments............................20
      2.2  Various Types of Loans...........................................21
      2.3  Borrowing Procedures.............................................21
      2.4  Procedures for Conversion of Type of Loan........................21
      2.5  Letter of Credit Procedures......................................22
      2.6  Participations in Letters of Credit..............................22
      2.7  Reimbursement Obligations........................................22
      2.8  Limitation on the Issuing Lender's Obligations...................23
      2.9  Funding by Revolving Lenders to the Issuing Lender...............23
      2.10  Warranty........................................................23
      2.11  Conditions......................................................24
      2.12  Commitments Several.............................................24

SECTION 3   NOTES EVIDENCING LOANS; PAYMENT SCHEDULE........................24
      3.1  Notes............................................................24
      3.2  Recordkeeping....................................................25

SECTION 4   INTEREST........................................................25
      4.1  Interest Rates...................................................25
      4.2  Interest Payment Dates...........................................26
      4.3  Interest Periods.................................................26
      4.4  Setting and Notice of Eurodollar Rates...........................26
      4.5  Computation of Interest..........................................27


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                                                                          Page
                                                                          ----

SECTION 5   FEES............................................................27
      5.1  Non-Use Fees.....................................................27
      5.2  Letter of Credit Fees............................................27
      5.3  Agent's Fees.....................................................27
      5.4  Arranger's Fee...................................................27

SECTION 6   REDUCTION OR TERMINATION OF THE COMMITMENTS;
            PREPAYMENTS.....................................................28
      6.1  Reduction or Termination of the Commitments......................28
                  6.1.1  Mandatory Reduction of Revolving Commitments.......28
                  6.1.2  Voluntary Reduction or Termination of Revolving
                         Commitments........................................28
                  6.1.3  Reductions Pro Rata................................28
      6.2  Prepayments......................................................28
                  6.2.1  Mandatory Prepayments..............................28
                  6.2.2  Voluntary Prepayments..............................29
                  6.2.3  Application of Mandatory and Voluntary Prepayments
                         among Term Loan Facilities.........................30

SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF;
            TAXES...........................................................30
      7.1  Making of Payments...............................................30
      7.2  Application of Certain Payments..................................31
      7.3  Due Date Extension...............................................31
      7.4  Setoff...........................................................31
      7.5  Proration of Payments............................................31
      7.6  Net Payments; Tax Exemptions.....................................32

SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR
            EURODOLLAR LOANS................................................33
      8.1  Increased Costs..................................................33
      8.2  Basis for Determining Interest Rate Inadequate or Unfair.........34
      8.3  Changes in Law Rendering Eurodollar Loans Unlawful...............34
      8.4  Funding Losses...................................................35
      8.5  Right of Lenders to Fund through Other Offices...................35
      8.6  Discretion of Lenders as to Manner of Funding....................35
      8.7  Mitigation of Circumstances; Replacement of Affected Lender......35
      8.8  Conclusiveness of Statements; Survival of Provisions.............36


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                                                                          Page
                                                                          ----

SECTION 9   WARRANTIES......................................................36
      9.1  Organization, etc................................................36
      9.2  Authorization; No Conflict.......................................36
      9.3  Validity and Binding Nature......................................37
      9.4  Financial Information............................................37
      9.5  No Material Adverse Change.......................................37
      9.6  Litigation and Contingent Liabilities............................37
      9.7  Ownership of Properties; Liens...................................38
      9.8  Subsidiaries.....................................................38
      9.9  Pension and Welfare Plans........................................38
      9.10  Regulated Industry..............................................38
      9.11  Regulations G, U and X..........................................38
      9.12  Taxes...........................................................38
      9.13  Environmental Matters...........................................38
      9.14  Compliance with Law.............................................40
      9.15  Information.....................................................40
      9.16  Insurance.......................................................40
      9.17  Solvency, etc...................................................40
      9.18  Real Property...................................................40
      9.19  Merger, Subordinated Notes, etc.................................41
      9.20  Intellectual Property...........................................41
      9.21  Burdensome Obligations..........................................41
      9.22  Senior Debt.....................................................41

SECTION 10  COVENANTS.......................................................42
      10.1  Reports, Certificates and Other Information.....................42
                  10.1.1  Audit Report......................................42
                  10.1.2  Interim Reports...................................42
                  10.1.3  Compliance Certificate............................42
                  10.1.4  Reports to SEC....................................43
                  10.1.5  Notice of Default, Litigation and ERISA Matters...43
                  10.1.6  Subsidiaries......................................43
                  10.1.7  Management Reports................................43
                  10.1.8  Projections.......................................43
                  10.1.9  Insurance Information.............................44
                  10.1.10  Subordinated Debt Notices........................44
                  10.1.11  Other Information................................44
      10.2  Books, Records and Inspections..................................44
      10.3  Insurance.......................................................44


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                                                                          Page
                                                                          ----

      10.4  Compliance with Law; Payment of Obligations.....................44
      10.5  Maintenance of Existence, etc...................................45
      10.6  Financial Ratios and Restrictions...............................45
                  10.6.1  Interest Coverage Ratio...........................45
                  10.6.2  Fixed Charge Coverage Ratio.......................45
                  10.6.3  Leverage Ratio....................................45
      10.7  Mergers, Consolidations, Purchases and Sales....................45
      10.8  Debt............................................................46
      10.9  Liens...........................................................46
      10.10  Investments....................................................47
      10.11  Restricted Payments............................................49
      10.12  Capital Expenditures, etc......................................49
      10.13  Rental Obligations.............................................49
      10.14  Use of Proceeds................................................50
      10.15  Maintenance of Property........................................50
      10.16  Employee Benefit Plans.........................................50
      10.17  Environmental Matters..........................................50
                  10.17.1  Environmental Obligations........................50
                  10.17.2  Environmental Information........................50
      10.18  Unconditional Purchase Obligations.............................51
      10.19  Inconsistent Agreements, etc...................................51
      10.20  Transactions with Related Parties..............................51
      10.21  Business Activities............................................51
      10.22  Further Assurances.............................................51
      10.23  Modification of Certain Agreements.............................52
      10.24  Lender Meetings................................................52
      10.25  Interest Rate Protection.......................................52
      10.26  Fiscal Year....................................................52
      10.27  Limitations on Sale and Leaseback Transactions.................52
      10.28  Post-Closing Real Estate Matters...............................52

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING............................53
      11.1  Effectiveness...................................................53
                  11.1.1  Notes.............................................53
                  11.1.2  Resolutions.......................................53
                  11.1.3  Consents, etc.....................................53
                  11.1.4  Incumbency and Signature Certificates.............53
                  11.1.5  Guaranty..........................................53
                  11.1.6  Security Agreement................................54
                  11.1.7  Pledge Agreements.................................54
                  11.1.8  Opinions of Counsel...............................54


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                                                                          Page
                                                                          ----

                  11.1.9  Insurance.........................................54
                  11.1.10  Merger, 1996 Subordinated Notes, 1998
                           Subordinated Notes...............................54
                  11.1.11  Payment of Fees..................................54
                  11.1.12  Solvency Certificate.............................55
                  11.1.13  Financial Information............................55
                  11.1.14  Pro Forma........................................55
                  11.1.15  Mortgage Amendments..............................55
                  11.1.16  Real Estate Documentation........................55
                  11.1.17  Other............................................55
      11.2  Other Conditions to Initial Credit Extension....................56
                  11.2.1  1998 Subordinated Notes...........................56
                  11.2.2  Capital Structure; Indebtedness...................56
                  11.2.3  1996 Subordinated Notes...........................56
                  11.2.4  Merger Consideration; Expenses....................56
      11.3  All Loans and Letters of Credit.................................56
                  11.3.1  No Default, etc...................................56
                  11.3.2  Confirmatory Certificate..........................56

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT..............................57
      12.1  Events of Default...............................................57
                  12.1.1  Non-Payment of the Loans, etc.....................57
                  12.1.2  Defaults in Respect of Other Debt.................57
                  12.1.3  Other Material Obligations........................57
                  12.1.4  Bankruptcy, Insolvency, etc.......................57
                  12.1.5  Non-Compliance with Provisions of this Agreement..58
                  12.1.6  Warranties........................................58
                  12.1.7  Pension Plans.....................................58
                  12.1.8  Judgments.........................................58
                  12.1.9  Invalidity of Collateral Documents, etc...........58
                  12.1.10  Invalidity of Guaranty, etc......................58
                  12.1.11  Change in Control or Management..................58
                  12.1.12  Invalidity of Subordination Provisions, etc......59
      12.2  Effect of Event of Default......................................59

SECTION 13  THE AGENT.......................................................59
      13.1  Appointment and Authorization...................................59
      13.2  Delegation of Duties............................................60
      13.3  Liability of Agent..............................................60
      13.4  Reliance by Agent...............................................60
      13.5  Notice of Default...............................................61
      13.6  Credit Decision.................................................61


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      13.7  Indemnification.................................................61
      13.8  Agent in Individual Capacity....................................62
      13.9  Successor Agent.................................................62
      13.10  Withholding Tax................................................63
      13.11  Collateral Matters.............................................64
      13.12  Funding Reliance...............................................65
      13.13  Assignment of Agency Function..................................65

SECTION 14  GENERAL.........................................................66
      14.1  Waiver; Amendments..............................................66
      14.2  Confirmations...................................................67
      14.3  Notices.........................................................67
      14.4  Subsidiary References...........................................68
      14.5  Regulation U....................................................68
      14.6  Costs, Expenses and Taxes.......................................68
      14.7  Indemnification by the Company..................................68
      14.8  Successors and Assigns..........................................69
      14.9  Assignments; Participations.....................................69
                  14.9.1  Assignments.......................................69
                  14.9.2  Participations....................................71
      14.10  Governing Law..................................................71
      14.11  Counterparts...................................................71
      14.12  Forum Selection and Consent to Jurisdiction....................72
      14.13  Waiver of Jury Trial...........................................72


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                                                                          Page
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SCHEDULE I        Commitments and Percentages
SCHEDULE 1.1A     Pricing Schedule
SCHEDULE II       Disclosure Schedule
                  Item 9.6 Litigation, etc.
                  Item 9.8 Subsidiaries
                  Item 9.9 Pension and Welfare Plans
                  Item 9.13 Environmental Matters
                  Item 9.16 Insurance
                  Item 9.18 Real Property
                  Item 10.8 Debt
                  Item 10.9 Liens
                  Item 10.10 Investments

EXHIBIT A         Form of Note (Section 3.1)
EXHIBIT B         Form of Acquisition Certificate
                    (Section 10.10)
EXHIBIT C         Form of Security Agreement (Section 11.1.6)
EXHIBIT D-1       Form of Company Pledge Agreement (Section 11.1.7)
EXHIBIT D-2       Form of Subsidiary Pledge Agreement (Section 11.1.7)
EXHIBIT D-3       Form of Shareholder Pledge Agreement (Section 11.1.7)
EXHIBIT E         Form of Guaranty (Section 11.1.5)
EXHIBIT F-1       Form of Opinion of Kirkland & Ellis
                    (Section 11.1.8)
EXHIBIT F-2       Form of Opinion of Nevada Counsel (Section 11.1.8)
EXHIBIT F-3       Form of Opinion of Utah Counsel (Section 11.1.8)
EXHIBIT F-4       Form of Opinion of Alabama Counsel (Section 11.1.8)
EXHIBIT F-5       Form of Opinion of Arizona Counsel (Section 11.1.8)
EXHIBIT F-6       Form of Opinion of California Counsel (Section 11.1.8)
EXHIBIT F-7       Form of Opinion of Georgia Counsel (Section 11.1.8)
EXHIBIT F-8       Form of Opinion of Tennessee Counsel (Section 11.1.8)
EXHIBIT G         Form of Purchase Agreement Assignment
EXHIBIT H         Form of Assignment Agreement
                    (Section 14.9.1)
EXHIBIT I         Form of Compliance Certificate
                    (Section 10.1.3)
EXHIBIT J         Form of Notice of Borrowing
                    (Section 2.3)
EXHIBIT K         Form of Notice of Conversion
                    (Section 2.4)
EXHIBIT L         Form of Notice of Continuation
                    (Section 4.3)


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EXHIBIT M         Form of Notice of Prepayment
                    (Section 6.2.4)
EXHIBIT N         Form of Solvency Certificate (Section 11.1.12)
EXHIBIT O         Form of Prepayment Option Notice
                    (Section 6.2.3)
EXHIBIT P         Form of Exemption Certificate
                    (Section 13.10)
EXHIBIT Q         Form of Amendment to Mortgage

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of June 5, 1998 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among U.S. AGGREGATES, INC., a Delaware corporation (the "Company"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor-by-merger to Bank of America Illinois), as agent and letter of credit issuing bank for the Lenders.

                                    RECITALS

      WHEREAS, the Company and various financial institutions are parties to a Second Amended and Restated Credit Agreement, dated as of October 15, 1996 (as amended or otherwise modified from time to time prior to the date hereof, the "Existing Agreement");

      WHEREAS, the Company and the Lenders desire to amend and restate the Existing Agreement to increase the commitments of the Lenders to $145,000,000 and to make certain other changes as hereinafter set forth; and

      WHEREAS, the Company and the Lenders have agreed that on the Effective Date (as defined below) the Existing Agreement shall be amended and restated in the form of this Agreement and that the outstanding loans and letters of credit under the Existing Agreement shall be deemed to be Loans and Letters of Credit hereunder;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1   DEFINITIONS AND INTERPRETATION.

      1.1 Definitions. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

      ABR Loan means any Loan which bears interest at or by reference to the Alternate Base Rate.

      Accepting Lenders - see Section 6.2.3.

      Acquisition Capital Expenditures means the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made in connection with a Permitted

Acquisition on or reasonably near the date of such Permitted Acquisition, as detailed in the Acquisition Certificate related thereto.

      Acquisition Certificate - see Section 10.10(k)(ii).

      AcquisitionCo means Western Acquisition, Inc., a Delaware corporation.

      Adjusted Working Capital means the excess of:

      (a) (i) the consolidated current assets of the Company and its Subsidiaries less (ii) the amount of cash and cash equivalents included in such consolidated current assets;

over

      (b) (i) consolidated current liabilities of the Company and its Subsidiaries less (ii) the amount of short-term Indebtedness (including current maturities of long-term Indebtedness) of the Company and its Subsidiaries included in such consolidated current liabilities.

      Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

      Affected Loan - see Section 8.3.

      Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

      Affiliate Agent - see Section 13.13.

      Agent means BofA in its capacity as agent for the Lenders hereunder and any successor thereto in such capacity.

      Agent-Related Persons means BofA and any successor agent arising under
Section 13.9, together with their respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      Agreement - see the Preamble.

      Aldred Notes means (a) the Promissory Note secured by Deed of Trust dated January 19, 1993 issued by Western Rock to the order of G.M. Aldred and Sons Corp. in the original principal amount of $116,753 and (b) the Promissory Note dated November 16, 1993 issued by Western Rock to G.M. Aldred and Sons Corp. in the original principal amount of $163,833.28.

      Alternate Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Chicago, Illinois, as its "reference rate." (The "reference rate" is a rate set by BofA taking into account various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

      Amendment to Mortgage means, with respect to any Mortgage executed prior to the Effective Date, an amendment to such Mortgage dated the date hereof in substantially the form of Exhibit Q.

      Applicable ABR Margin means the rate per annum set forth in Schedule 1.1A opposite the applicable Leverage Ratio.

      Applicable Eurodollar Margin means the rate per annum set forth in
Schedule 1.1A opposite the applicable Leverage Ratio.

      Arranger means BancAmerica Robertson Stephens, a Delaware corporation.

      Asset Sale means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise); for purposes of greater clarity, it is understood that a sale by the Company or any Subsidiary of its own capital stock is not an "Asset Sale" hereunder.

      Assignee - see Section 14.9.1.

      Assignment Agreement - see Section 14.9.1.

      Available Cash Proceeds means all Net Cash Proceeds of Asset Sales by the Company or any Subsidiary (other than sales of inventory and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business) to a Person other than the Company or a Subsidiary.

      Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101 et seq.), as amended.

      BofA means Bank of America National Trust and Savings Association, a national banking association.

      Business Day means any day other than a Saturday or Sunday on which commercial banks in Chicago and San Francisco are open for commercial banking business and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

      Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) payments on the Lohja Note and Investments in preferred stock issued by Dekalb Stone (to the extent such payments or investments constitute capital expenditures), (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (c) Acquisition Capital Expenditures to the extent that Acquisition Capital Expenditures during the Fiscal Year or Computation Period in question do not exceed $7,500,000.

      Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

      Cash Equivalent Investment means, at any time:

            (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

            (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                  (i) a corporation (except the Company or an Affiliate thereof)
            organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., at the time of investment, or

                  (ii) any Lender (or its holding company);

            (c) any certificate of deposit or bankers' acceptance or eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by either

                  (i) a financial institution that is a member of the Federal
            Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                  (ii) any Lender; or

            (d) any repurchase agreement with a term of one year or less which

                  (i) is entered into with

                        (A) any Lender, or

                        (B) any other commercial banking institution of the
                  stature referred to in clause (c)(i),

                  (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c), and

                  (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

            (e) investments in money market mutual funds registered with the SEC meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended;

            (f) participations in short-term loans to any corporation (other than an affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Services, Inc.; or

            (g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.

      CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      CERCLIS means the Comprehensive Environmental Response Compensation Liability Information System List.

      Code means the Internal Revenue Code of 1986, as amended.

      Collateral Documents means each Pledge Agreement, the Security Agreement, each Mortgage, each Purchase Agreement Assignment and any other pledge agreement, security agreement or similar document which is executed to grant security to the Agent for the obligations of the Company or any Guarantor hereunder or in connection herewith.

      Commitment means, as to any Lender, such Lender's commitment to make Loans and to issue or participate in Letters of Credit hereunder, as adjusted from time to time pursuant to Section 6.1 or Section 14.9.

      Company - see the Preamble.

      Compliance Certificate - see Section 10.1.3.

      Computation Period means any period of four consecutive Fiscal Quarters.

      Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, excluding extraordinary items; provided that there shall be excluded therefrom the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions to the Company by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

      Cox Notes means the Promissory Notes, each dated March 30, 1995 and each issued by the Company (a) to the order of Ronnie J. Cox in the original principal amount of $285,714.28, (b) to the order of Larry W. Cox in the original principal amount of $285,714.29, (c) to the order of Dennis A. Cox in the original principal amount of $285,714.29, (d) to the order of Kevin M. Cox in the original principal amount of $285,714.29, (e) to the order of Lee J. Cox in the original principal amount of $285,714.28, (f) to the order of Reid M. Cox in the original principal amount of $285,714.28 and (g) to the order of Michael
G. Cox in the original principal amount of $285,714.29.

      Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable and accrued expenses arising in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Agreements, (g) all Suretyship Liabilities of such Person and (h) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Hedging Agreements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Agreements maintained with such counterparty).

      Dekalb Stone means Dekalb Stone, Inc., a Georgia corporation.

      Designated Proceeds - see Section 6.2.1.

      Direct Recipient - see Section 7.6(a).

      Dollar and the sign "$" mean lawful money of the United States of America.

      EBITDA means, for any period, Consolidated Net Income of the Company for such period before accounting for Minority Interests plus, to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period.

      Effective Date - see Section 11.1.

      Environmental Laws means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment (including, without limitation, CERCLA and the Resource Conservation and Recovery Act).

      ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period (whether or not applicable to any Lender), as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

      Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

      Eurodollar Office means, with respect to any Lender, any office of such Lender which shall be making or maintaining any Eurodollar Loan of such Lender hereunder or such other office through which such Lender determines its Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

      Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Agent at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period.

      Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

             Eurodollar Rate     =     Eurodollar Rate
            (Reserve Adjusted)         1-Eurocurrency
                                            Reserve Percentage

      Event of Default means any of the events described in Section 12.1.

      Excess Cash Flow means, for any period, the remainder of

            (a) EBITDA for such period,

      less

            (b) the sum, without duplication, of

                  (i) scheduled repayments of principal of Term Loans, regularly scheduled principal payments arising with respect to any other long-term Debt of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to Capital Leases allocable to principal, in each case made during such period, plus

                  (ii) voluntary prepayments of the Term Loans pursuant to
            Section 6.2.2 during such period,
            plus

                  (iii) cash payments made in such period with respect to
            Capital Expenditures,

            plus

                  (iv) all federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period,

            plus

                  (v) cash Interest Expense of the Company and its Subsidiaries during such period and, to the extent not deducted in determining EBITDA, cash payments (other than payments of principal) made by the Company in connection with prepayments and repayments of Term Loans under clauses (b)(i) and (b)(ii) above, plus

                  (vi) any net increase in Adjusted Working Capital during such period (exclusive of increases in working capital associated with Asset Sales),

            plus

                  (vii) cash payments made by the Company of transaction fees and expenses in connection with any Permitted Acquisition, including, without limitation, the Merger, and plus

                  (viii) any gains on Asset Sales or resulting from receipt of insurance or condemnation proceeds (or similar recoveries) during such period to the extent that (A) such gains were included in calculating EBITDA and (B) the proceeds of such gains were applied to prepay Loans pursuant to Section 6.2.1.

      Excess Cash Proceeds means all Available Cash Proceeds generated by Asset Sales that are not Primary Cash Proceeds.

      Exemption Agreement - see Section 7.6(b).

      Exemption Representation - see Section 7.6(c).

      Existing Agreement - see the recitals.

      Existing Letter of Credit means a letter of credit issued under the Existing Agreement which is outstanding on the Effective Date.

      Facility means each of (a) the Revolving Commitments and the Revolving Loans made thereunder, (b) the Term A Loan Commitments and the Term A Loans made thereunder and (c) the Term B Loan Commitments and the Term B Loans made thereunder.

      Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

      Fiscal Quarter means a fiscal quarter of a Fiscal Year.

      Fiscal Year means the fiscal year of the Company, which period shall be the 12-month period ending on December 31 of each year.

      Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) the sum for such Computation Period of (i) Interest Expense (other than, so long as the Harris Note Documents are in effect, with respect to the Harris Note), (ii) Capital Expenditures,
(iii) cash taxes paid by the Company and its Subsidiaries and (iv) all scheduled principal payments due on any Total Debt, other than principal payments made as a result of any mandatory reduction of the Revolving Commitments.

      GAAP means generally accepted accounting principles as in effect on the date of this Agreement.

      Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      Group - see Section 2.2.

      GTCR - means Golder, Thoma, Cressey, Rauner, Inc.

      Guarantor means (a) as of the Effective Date, each of the Subsidiaries listed on Item 9.8 ("Subsidiaries") of Schedule II and (b) thereafter, each of the Persons referred to in clause (a) and each other Person which from time to time guaranties the Obligations (other than any such Person that ceases to be a Guarantor as a result of a transaction permitted hereunder).

      Guaranty means the Guaranty, in substantially the form of Exhibit E, to be issued by each Guarantor, as the same may be amended or otherwise modified from time to time.

      Harris Note means the $9,000,000 Unsecured Note dated March 12, 1998 of the Company payable to Harris Trust and Savings Bank.

      Harris Note Documents means the Harris Note, the Guaranty of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR IV") of the Harris Note dated March 12, 1998 and the letter agreement dated March 12, 1998 among GTCR IV, Harris Trust and Savings Bank, the Agent, The Prudential Life Insurance Company of America and the Company.

      Hazardous Material means

            (a) any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

      Hedging Agreement means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates.

      Indemnified Liabilities - see Section 14.7.

      Indemnified Person - see Section 14.7.

      Insolvency Proceeding means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      Interest Coverage Ratio means, for any Computation Period, the ratio of
(a) EBITDA for such Computation Period to (b) Interest Expense (other than, so long as the Harris Note Documents are in effect, with respect to the Harris
Note) for such Computation Period.

      Interest Expense means for any period the consolidated interest expense (net of consolidated interest income) of the Company and its Subsidiaries for such period (excluding interest expense accrued but not paid on Subordinated Debt but including any interest expense with respect to Subordinated Debt which was accrued prior to such period but paid during such period).

      Interest Period - see Section 4.3.

      Investment means, with respect to any Person:

            (a) any loan or advance made by such Person to any other Person; and

            (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

      The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      IRS means the Internal Revenue Service and any Governmental Agency succeeding to any of its principal functions under the Code.

      Issuing Lender means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 13.9.

      Jensen Note means the Promissory Note dated October 7, 1996 issued by Western Rock to the order of Theron Jensen in the original principal amount of $500,000.

      Lender - see the Preamble.

      Letter of Credit - see Section 2.1.1. The term "Letter of Credit" includes each Existing Letter of Credit.

      Letter of Credit Application means a letter of credit application in the form used by BofA at the applicable time for the type of Letter of Credit requested.

      Leverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Total Debt (other than, for so long as the Harris Note Documents are in effect, the Harris Note) as of such day to (b) EBITDA for such Computation Period. For the purposes of this calculation, the historical EBITDA of Subsidiaries acquired during any Computation Period shall be included in the calculation of EBITDA for the entire Computation Period.

      Lien means, when used with respect to any Person, any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, security interest, charge or other encumbrance of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

      Loan Documents means this Agreement, the Notes, the Letter of Credit Applications, the Guaranty and the Collateral Documents.

      Loans means Revolving Loans and Term Loans and Loan means any of the foregoing.

      Lohja Note means the Promissory Note dated July 13, 1994 issued by the Company to the order of Lohja Inc. in the original principal amount of $3,759,500.

      Mandatory Prepayment Event - see Section 6.2.1.

      Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

      Material Adverse Effect means a material adverse effect on (a) the financial condition, operations, business, assets or prospects of the (i) Company or any Subsidiary (excluding any Subsidiary which owns less than 5% of the consolidated assets of the Company and its Subsidiaries and had revenues which were less than 5% of the consolidated revenues of the Company and its Subsidiaries during the 12-month period ending on the last day of the most recent month) or (ii) the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or any Subsidiary to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

      Material Adverse Environmental Impact means an event, occurrence or condition described in clause (b) or (i) of Section 9.13 which, together with all other such events, occurrences or conditions, may reasonably be expected to result in liabilities, for the Company and its Subsidiaries taken as a whole, exceeding $1,000,000 in any Fiscal Year.

      Maximum Proceeds Amount means an amount in aggregate Available Cash Proceeds (for all Asset Sales during the term of this Agreement) equal to (x) $30,000,000 plus (y) if the Leverage Ratio at the time of any Asset Sale is less than 3.50:1 on a pro forma basis for the four most recent Fiscal Quarters immediately preceding the date of such Asset Sale (assuming such Asset Sale and all other similar Asset Sales that would not be permitted but for this clause
(y) had occurred on the first day of such period), then up to an additional $20,000,000 in the aggregate for all Asset Sales permitted solely by this clause
(y).

      Merger means the merger of AcquisitionCo with and into Monroc pursuant to the terms of the Merger Agreement.

      Merger Agreement means the Agreement and Plan of Merger, dated as of January 29, 1998 and amended and restated as of March 4, 1998, among the Company, AcquisitionCo and Monroc, as amended from time to time.

      Minority Interests means the aggregate interests of the Pledgors in any Subsidiary.

      Monroc means Monroc, Inc., a Delaware corporation.

      Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property (or any interest therein) of the Company or any Guarantor in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Agent.

      1996 Subordinated Notes means the $30,000,000 10.34% Senior Subordinated Notes of the Company due 2006 issued pursuant to the Note and Warrant Purchase Agreement dated as of November 21, 1996 among the Company and the Purchasers named therein (which agreement has been amended and restated concurrently herewith to be the Note and Warrant Purchase Agreement).

      1998 Subordinated Notes means the $15,000,000 10.09% Senior Subordinated Notes of the Company due 2008 issued pursuant to the Note and Warrant Purchase Agreement.

      Net Cash Proceeds means

      (a) with respect to any Asset Sale, cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received from such Asset Sale net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), taxes paid or payable as a result thereof (after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or for indemnification in connection with such Asset Sale (in each case, until such reserve is no longer required), and

      (b) with respect to any issuance of equity securities or Other Debt, the aggregate cash proceeds received by the Company or the relevant Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees).

      Net Revenues means, with respect to the Company and its Subsidiaries for any period, the total net sales of the Company and its Subsidiaries that would be shown on a statement of operations of the Company and its Subsidiaries prepared in accordance with GAAP for such period.

      Non-Use Fee Rate means the rate per annum set forth in Schedule 1.1A opposite the applicable Leverage Ratio.

      Note - see Section 3.1.

      Note and Warrant Purchase Agreement means the Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998, among the Company and the Purchasers party thereto, as amended, supplemented or otherwise modified from time to time.

      Other Debt means debt securities of the Company and its Subsidiaries other than as permitted by Section 10.8.

      Participant - see Section 14.9.2.

      PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension Plan means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Code or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      Percentage means a Revolving Loan Percentage, a Term A Loan Percentage or a Term B Loan Percentage, as the context may require.

      Permitted Acquisition means any purchase or acquisition by the Company or any Subsidiary of all or substantially all of the assets of any other Person (or of a particular business unit of any other Person), or of any equity interest in any other Person, in each case which is engaged in the aggregates, or related materials and services, business.

      Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, limited liability company, or any other entity, whether acting in an individual, fiduciary or other capacity.

      Pledge Agreement means an Amended and Restated Pledge Agreement substantially in the form of Exhibit D-1, D-2 or D-3, as appropriate, executed by the Company or any other Person which owns stock of any Subsidiary, in each case as amended or otherwise modified from time to time.

      Pledgor means any Person (other than the Company or any Subsidiary) which owns stock of the Company or any Subsidiary.

      Prepayment Date - see Section 6.2.3.

      Prepayment Option Notice - see Section 6.2.3.

      Primary Cash Proceeds means the first $10,000,000 of aggregate Available Cash Proceeds generated by Asset Sales during the term of this Agreement.

      Public Offering means an offering of equity securities or Debt registered under the Securities Act of 1933, as amended.

      Purchase Agreements means, collectively, each purchase agreement entered into by the Company and its Subsidiaries in connection with a Permitted Acquisition hereunder, under the Existing Credit Agreement or under any predecessor thereto as to which the Required Lenders have performed due diligence and approved, in each case, as amended or otherwise modified from time to time with the consent of the Required Lenders.

      Purchase Agreement Assignment has the meaning assigned thereto in the Credit Agreement dated as of July 13, 1994 among the Company, the Agent and certain Lenders; see Exhibit G.

      Recipient Taxes - see Section 7.6(a).

      Related Party means, with respect to the Company, (i) any director or officer of the Company or any member of the immediate family of any such officer or director, (ii) any Person that beneficially owns or holds, or directly or indirectly has the power to vote, 5% or more of the Capital

Stock of the Company or (iii) any other Person which, directly or indirectly, controls or is under common control with the Company.

      Release means a "release", as such term is defined in CERCLA.

      Required Lenders means Lenders having an aggregate Total Percentage of 51% or more.

      Required Revolving Lenders means, at any time, Revolving Lenders having an aggregate Revolving Loan Percentage of 51% or more.

      Required Term A Lenders means, at any time, Term A Lenders having an aggregate Term A Percentage of 51% or more.

      Required Term B Lenders means, at any time, Term B Lenders having an aggregate Term B Percentage of 51% or more.

      Resource Conservation and Recovery Act means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended.

      Revolving Commitment means, as to any Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.1.1. The initial amount of each Revolving Lender's Revolving Commitment is set forth on
Schedule I.

      Revolving Lender means, at any time, a Lender with a Revolving Commitment at such time or which then holds any Revolving Loan.

      Revolving Loan - see Section 2.1.1.

      Revolving Loan Percentage means, as to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender's Revolving Commitment (or, after termination of the Revolving Commitments, the outstanding principal amount of such Revolving Lender's Revolving Loans) is of (b) the aggregate amount of the Revolving Commitments (or, after termination of the Revolving Commitments, the outstanding principal amount of all Revolving Loans).

      Revolving Termination Date means June 5, 2004 or such earlier date on which the Revolving Commitments terminate pursuant to Section 6 or 12.

      SEC means the Securities and Exchange Commission.

      Security Agreement means the Amended and Restated Security Agreement, in substantially the form of Exhibit C, to be executed by the Company and each Guarantor, as the same may be amended or otherwise modified from time to time.

      Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

      Subordinated Acquisition Debt means Debt incurred by the Company or any Subsidiary to pay deferred purchase price in any Permitted Acquisition, which has payment schedules and other terms, and which is subordinated to the obligations of the Company hereunder or, as applicable, the obligations of such Subsidiary under the Guaranty in a manner, satisfactory to the Agent.

      Subordinated Debt means (1)(a) the Debt evidenced by the Lohja Note, the Aldred Notes, the Jensen Note, the Cox Notes and the Vance Notes and (b) any other Debt of the Company having payment schedules and other terms, and which is subordinated to the obligations of the Company hereunder in a manner, satisfactory to the Agent, (2) the 1996 Subordinated Notes and the 1998 Subordinated Notes and (3) Subordinated Acquisition Debt.

      Subsidiary means, with respect to any Person, any other Person of which or in which such Person and/or its other Subsidiaries own, directly or indirectly, 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated association. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Company.

      Suretyship Liability means any agreement, undertaking or other contractual arrangement (but excluding completion and performance bonding in the ordinary course of business) by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

      Surviving Obligations means contingent obligations arising under this Agreement and the other Loan Documents by operation of the provisions hereof and thereof which by their terms survive termination hereof and thereof, which obligations are not yet fixed or payable.

      Term A Lender means, at any time, a Lender with a Term A Loan Commitment at such time or which then holds any Term A Loan.

      Term A Loan - see Section 2.1.2.

      Term A Loan Commitment means, as to any Lender, the commitment of such Lender to make a Term A Loan pursuant to Section 2.1.2. The amount of each Lender's Term A Loan Commitment is set forth on Schedule I.

      Term A Loan Percentage means, as to any Lender, the percentage which (a) the Term A Loan Commitment of such Lender (or, after the making of the Term A Loans, the principal amount of such Lender's Term A Loan) is of (b) the aggregate amount of the Term A Loan Commitments (or, after the making of the Term A Loans, the aggregate principal amount of all Term A Loans).

      Term B Lender means, at any time, a Lender with a Term B Loan Commitment at such time or which then holds any Term B Loan.

      Term B Loan - see Section 2.1.3.

      Term B Loan Commitment means, as to any Lender, the commitment of such Lender to make a Term B Loan pursuant to Section 2.1.3. The amount of each Lender's Term B Loan Commitment is set forth on Schedule I.

      Term B Loan Percentage means, as to any Lender, the percentage which (a) the Term B Loan Commitment of such Lender (or, after the making of the Term B Loans, the principal amount of such Lender's Term B Loan) is of (b) the aggregate amount of the Term B Loan Commitments (or, after the making of the Term B Loans, the aggregate principal amount of all Term B Loans).

      Term B Prepayment Amount - see Section 6.2.3.

      Term Loans means the Term A Loans and the Term B Loans.

      Total Debt means the sum, without duplication, of (i) all Debt (other than Debt described in clauses (f) and (g) of the definition of Debt) of the Company and its Subsidiaries plus (ii) all Suretyship Liabilities of the Company and its Subsidiaries in respect of Debt (other than Debt described in clause (f) of the definition of Debt) of any other Person.

      Total Percentage means, as to any Lender, the percentage which (a) the Commitment of such Lender plus the unpaid principal amount of the Term A Loans and Term B Loans of such Lender (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (b) the sum of the Commitments of all Lenders plus the unpaid principal amount of all Term A Loans and all Term B Loans (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of all Revolving Loans plus the Stated Amount of all Letters of Credit).

      Type of Loan or Borrowing - see Section 2.2. The types of Loans or borrowings under this Agreement are as follows: ABR Loans or borrowings and Eurodollar Loans or borrowings.

      Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

      Vance Notes means the Promissory Notes, each dated November 22, 1995 and each issued by Southern Ready Mix, Inc. (a) to the order of Roland Pugh in the original principal amount of $1,500,000 and (b) to the order of R.E. Grills Construction Co. in the original principal amount of $1,500,000.

      Welfare Plan means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      Western Rock means Western Rock Products Corporation, a Utah corporation.

      1.2 Computations. Where the character or amount of any asset or liability or any item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

      1.3 Cross-References; Section Captions. A Section, an Exhibit or a
Schedule is, unless otherwise stated, a reference to a section hereof or an exhibit or schedule hereto, as the case may be. Section captions are for convenience only and shall not affect the interpretation of this Agreement.

      1.4 Addition of Lenders; Adjustment of Percentages; Reallocation of Loans. On the Effective Date, (a) each financial institution listed on the signature pages hereof that was not a party to the Existing Agreement shall automatically become a party hereto and be entitled to the benefits, and have the obligations, of a "Lender" hereunder, (b) each Lender's Revolving Loan Percentage, Term A Loan Percentage and Term B Loan Percentage shall be as set forth on Schedule I to this Agreement and (c) each Revolving Lender or Term A Lender which, as a result of any adjustment of the Revolving Loan Percentages and the Term A Loan Percentages as set forth in clause (b) above, is to have a greater principal amount of Loans outstanding than such Lender had outstanding under the Existing Agreement immediately prior to the effectiveness hereof shall deliver to the Agent immediately available funds to cover such Loans (and the Agent shall, to the extent of the funds so received, disburse funds to each Lender which, as a result of such adjustment of the Revolving Loan Percentages and the Term A Loan Percentages is to have a lesser principal amount of Loans outstanding than such Lender had outstanding under the Existing Agreement). In addition, on the Effective Date, $55,000,000 of the Loans outstanding under the Existing Agreement shall automatically become Term A Loans hereunder and the balance of the Loans outstanding under the Existing Agreement shall automatically become Revolving Loans hereunder. To facilitate the foregoing, the Company agrees that on the Effective Date the Company will (i) convert all

Eurodollar Loans outstanding under the Existing Agreement to ABR Loans and (ii) pay to the Agent for the account of each Lender which is a party to the Existing Agreement all interest, fees and other amounts (including amounts payable under Section 8.4 of the Existing Agreement as a result of the conversion described in clause (i) of this sentence) owed to such Lender under the Existing Agreement.

      SECTION 2 COMMITMENTS OF THE BANKS; TYPES OF LOANS; BORROWING AND CONVERSION PROCEDURES.

      2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees as follows:

      2.1.1 Revolving Commitments. (a) Each Revolving Lender agrees to make loans to the Company on a revolving basis (each such loan, a "Revolving Loan") from time to time before the Revolving Termination Date in such Revolving Lender's Revolving Loan Percentage of such aggregate amounts as the Company may request from all Revolving Lenders under the Revolving Commitments and (b) the Issuing Lender agrees to issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the Revolving Termination Date and, as more fully set forth in Section 2.6, each Revolving Lender agrees to purchase a participation in each such Letter of Credit; provided, however, that (i) the sum of the aggregate principal amount of all outstanding Revolving Loans plus the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $40,000,000 (as such amount is reduced from time to time pursuant to Section 6.1) and (ii) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $7,500,000.

      2.1.2 Term A Loan Commitments. Each Term A Lender agrees to make a loan to the Company (each such loan, a "Term A Loan") on the Effective Date in such Term A Lender's Term A Loan Percentage of $55,000,000. The Term A Loan Commitments shall expire concurrently with the making of the Term A Loans on the Effective Date.

      2.1.3 Term B Loan Commitments. Each Term B Lender agrees to make a loan to the Company (each such loan, a "Term B Loan") on the Effective Date in such Term B Lender's Term B Loan Percentage of $60,000,000. The Term B Loan Commitments shall expire concurrently with the making of the Term B Loans on the Effective Date.

      2.2 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either an ABR Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group." ABR Loans and Eurodollar Loans may be outstanding at the same time; provided that (i) not more than ten different Groups shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $100,000; provided, further that one Group of Term A Loans and one Group of Term B Loans may be in a different amount to the extent necessary to comply with the repayment schedule for such Loans. All borrowings, conversions and repayments of Loans in each Facility shall be effected so that each Lender holding Loans in such Facility will have a pro rata share (according to the applicable Percentage) of all types and Groups of Loans constituting such Facility.

      2.3 Borrowing Procedures. The Company shall give written notice substantially in the form of Exhibit J (or by telephonic notice followed promptly by such written notice) to the Agent of each proposed borrowing not later than (a) in the case of an ABR borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing and (b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender holding a Commitment within the applicable Facility of such notice. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender holding a Commitment in the applicable Facility shall provide the Agent at the payment office of the Agent in Concord, California with immediately available funds covering such Lender's pro rata share of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day and, if an ABR borrowing, shall be in an aggregate amount of at least $500,000 or a higher integral multiple of $100,000 or, if a Eurodollar borrowing, shall be in an aggregate amount of at least $1,000,000 or a higher integral multiple of $100,000. Unless the Company shall otherwise direct in writing, the proceeds of all borrowings shall be deposited to the Company's demand deposit account no. 78-19625 maintained with BofA.

      2.4 Procedures for Conversion of Type of Loan. Subject to the provisions of Section 2.2, the Company may from time to time convert all or any part of any outstanding Loan into a Loan of a different type by giving written notice substantially in the form of Exhibit K (or by telephonic notice followed promptly by such written notice) to the Agent not later than (a) in the case of conversion into an ABR Loan, 10:00 A.M., Chicago time, on the proposed date of such conversion and (b) in the case of conversion into a Eurodollar Loan, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender holding a Loan in the applicable Facility of such notice. Subject to
Section 2.11, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day.

      2.5 Letter of Credit Procedures. The Company shall give notice to the Issuing Lender (with a copy to the Agent) of the proposed issuance of each Letter of Credit (other than an Existing Letter of Credit) on a Business Day which is at least two Business Days (or such lesser period as the Issuing Lender may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects reasonably satisfactory to the Issuing Lender, together with such other documentation as the Issuing Lender may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier of (x) one year after the issuance date thereof and (y) thirty days prior to the then-scheduled Revolving Termination Date, unless the Company shall have pledged cash collateral to the Agent therefor in an amount, and pursuant to documentation, reasonably satisfactory to the Required Revolving Lenders and the Agent) and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit, the Issuing Lender shall issue such Letter of Credit on the requested issuance date.

      2.6 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit (or, in the case of any Existing Letter of Credit, on the Effective Date), the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender's Revolving Loan Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. The Agent hereby agrees, if any Letters of Credit are outstanding, to deliver monthly to each Revolving Lender a list of all outstanding Letters of Credit, together with such information related thereto as any Revolving Lender may reasonably request.

      2.7 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the sum of Alternate Base Rate from time to time in effect plus 1% (plus, beginning on the first Business Day after demand by the Issuing Lender, an additional 2%). The Issuing Lender shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of the Issuing Lender to so notify the Company shall not affect the rights of the Issuing Lender or the Revolving Lenders in any manner whatsoever.

      2.8 Limitation on the Issuing Lender's Obligations. In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation to the Company or any Revolving Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Revolving Lender and shall not reduce or impair the Company's reimbursement obligations set forth in
Section 2.7 or the obligations of the Revolving Lenders pursuant to Section 2.9.

      2.9 Funding by Revolving Lenders to the Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each Revolving Lender shall be obligated to pay to the Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Loan Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.7), and the Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Agent in immediately available funds for the Issuing Lender's account the amount of such Revolving Lender's Revolving Loan Percentage of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Revolving Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the immediately following Business Day), such Revolving Lender agrees to pay interest on such amount to the Agent for the Issuing Lender's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Base Rate from time to time in effect (together with such other compensatory amounts as may be required to be paid by such Revolving Lender to the Agent pursuant to the Rules for Interbank Compensation of the Counsel on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Any Revolving Lender's failure to make available to the Agent its Revolving Loan Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Agent such other Revolving Lender's Revolving Loan Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Agent such other Revolving Lender's Revolving Loan Percentage of any such payment or disbursement.

      2.10 Warranty. Each notice of borrowing pursuant to Section 2.3, and the delivery of each Letter of Credit Application pursuant to Section 2.5, shall automatically constitute a warranty by the Company to the Agent and each Lender to the effect that on the date of such requested borrowing or the issuance of the requested Letter of Credit (a) the warranties of the Company contained in
Section 9 (excluding Sections 9.6 and 9.8) of this Agreement shall be true and correct as of such requested date as though made on the date thereof (except to the extent relating solely to an earlier date, in which case such warranty shall have been true and correct as of such earlier date) and (b) no Event of Default or Unmatured Event of Default shall exist or will result therefrom.

      2.11 Conditions. Notwithstanding any other provision of this Agreement,
(a) no Lender shall be obligated to make any Loan, (b) no Lender shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan and (c) the Issuing Lender shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

      2.12 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

      SECTION 3   NOTES EVIDENCING LOANS; PAYMENT SCHEDULE.

      3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Lenders the "Notes") substantially in the form of Exhibit A, with appropriate insertions, dated the Effective Date (or such other date as shall be satisfactory to the Agent), payable to the order of such Lender in an amount equal to the aggregate unpaid principal amount of all of such Lender's Loans, as follows:

            (a) each Revolving Loan of such Lender shall be paid in full on the Revolving Termination Date;

            (b) each Term A Loan of such Lender shall be paid in quarterly installments, on the last Business Day of each calendar quarter (commencing with the calendar quarter ending June 30, 1999), with each such installment to be in such Lender's Term A Loan Percentage of the aggregate amount of the Term A Loans payable on such date set forth below opposite the period in which the last date of each such calendar quarter occurs:

                                           Amount of
           Period                    Term A Loans Payable
           ------                    --------------------

       6/30/99-3/31/00                    $1,250,000

       6/30/00-3/31/01                    $2,500,000

       6/30/01-3/31/02                    $3,000,000

       6/30/02-3/31/03                    $3,250,000

       6/30/03-3/31/04                    $3,750,000;

            (c) each Term B Loan of such Lender shall be paid in quarterly installments, on the last Business Day of each calendar quarter (commencing with the calendar quarter ending June 30, 1999), with each such installment to be in such Lender's Term B Loan Percentage of the aggregate amount of the Term B Loans payable on such date set forth below opposite the period in which the last date of each such calendar quarter occurs:

                                           Amount of
           Period                    Term B Loans Payable
           ------                    --------------------

      6/30/99-12/31/05                      $137,500

           3/31/06                       $51,287,500.

      3.2 Recordkeeping. Each Lender shall record in its records the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period therefor shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender's Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

      SECTION 4   INTEREST.

      4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, as follows:

            (a) at all times while such Loan is an ABR Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable ABR Margin; and

            (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Applicable Eurodollar Margin;

provided, however, that upon notice to the Company from the Agent (acting upon the request of the Required Lenders) at any time an Event of Default exists, and for so long as such Event of Default continues, the interest rate applicable to all Loans shall be increased by 2%.

      4.2 Interest Payment Dates. Accrued interest on each ABR Loan shall be payable on the last Business Day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of any Eurodollar Loan with an Interest Period exceeding three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

      4.3 Interest Periods. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or converted from an ABR Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Company may specify:

            (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from an ABR Loan, in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4, or

            (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by notice substantially in the form of Exhibit L (or by telephonic notice followed promptly by such written notice) to the Agent not later than 11:00 A.M., Chicago time, at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent and (ii) if the Company fails to give such notice (or timely notice of prepayment of the applicable Loan pursuant to Section 6.2) by the time and date specified above, such Loan shall automatically become an ABR Loan at the end of its then-current Interest Period.

Each Interest Period for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The Company may not select any Interest Period (a) for a Revolving Loan which would end after the scheduled Revolving Termination Date or (b) for any Term A Loan or Term B Loan if, after giving effect to such selection, the Company would have to prepay any Eurodollar Loan before the last day of an Interest Period therefor in order to make any scheduled prepayment of such Term A Loan or Term B Loan, as the case may be.

      4.4 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

      4.5 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each ABR Loan shall change simultaneously with each change in the Alternate Base Rate.

      SECTION 5   FEES.

      5.1 Non-Use Fees. The Company agrees to pay to the Agent for the account of each Revolving Lender a non-use fee at a rate per annum equal to the Non-Use Fee Rate on the daily unused amount of such Revolving Lender's Revolving Commitment. Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date, in each case for the period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of the Revolving Lenders pro rata according to their respective Revolving Loan Percentages a letter of credit fee for each Letter of Credit in an amount equal to the Applicable Eurodollar Margin of the daily aggregate Stated Amount of such Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

      (b) The Company agrees to pay to the Issuing Lender for its own account a fronting fee in an amount equal to 0.25% per annum of the daily average of the aggregate Stated Amount of each Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

      (c) The fees payable pursuant to clauses (a) and (b) above shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date for the period from and including the date of the issuance of the applicable Letter of Credit to and including the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

      (d) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender for its own account such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

      5.3 Agent's Fees. The Company agrees to pay to the Agent such fees as are mutually agreed upon by the Company and the Agent.

      5.4 Arranger's Fee. The Company agrees to pay the Arranger such fees as are mutually agreed upon by the Company and the Arranger.

      SECTION 6   REDUCTION OR TERMINATION OF THE COMMITMENTS;
                  PREPAYMENTS.

      6.1 Reduction or Termination of the Commitments.

      6.1.1 Mandatory Reduction of Revolving Commitments. After the payment in full of the Term Loans, the Revolving Commitments shall be permanently reduced in an amount equal to the Designated Proceeds of any Mandatory Prepayment Event in accordance with Section 6.2.1.

      6.1.2 Voluntary Reduction or Termination of Revolving Commitments. The Company may from time to time on at least three Business Days' prior written notice received by the Agent (which shall promptly advise each Revolving Lender thereof) permanently reduce the amount of the Revolving Commitments; provided, that the Revolving Commitments may not be reduced to an amount which is less than the sum of the aggregate principal amount of all outstanding Revolving Loans plus the aggregate Stated Amount of all outstanding Letters of Credit. Any such reduction shall be in an aggregate principal amount of at least $1,000,000 and shall result in the aggregate Revolving Commitments being an integral multiple of $500,000. The Company may at any time on like notice terminate the Revolving Commitments; provided, that in the case of the termination of the Revolving Commitments, the Company shall concurrently pay in full all Revolving Loans and all other then-payable obligations of the Company hereunder in respect of the Revolving Commitments and shall cash collateralize in full, pursuant to documentation reasonably satisfactory to the Issuing Lender, the Required Revolving Lenders and the Agent, all obligations arising with respect to the Letters of Credit.

      6.1.3 Reductions Pro Rata. All reductions of the Revolving Commitments shall be pro rata among the Revolving Lenders according to their respective Percentages of the Revolving Commitments.

      6.2 Prepayments.

      6.2.1 Mandatory Prepayments. (a) If any of the following (each a "Mandatory Prepayment Event") shall occur, the Company (or, in the case of clause (iii), if the Agent is holding the proceeds of insurance or condemnation as additional collateral pursuant to the terms of any Collateral Document, the Agent) shall make a prepayment of the Term Loans at the following times and in the following amounts and, after the Term Loans have been paid in full, the Revolving Commitments shall be permanently reduced in accordance with Section 6.1.1 at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

            (i) Forthwith upon any Asset Sale that results in any Primary Cash Proceeds, in an amount equal to 100% of such Primary Cash Proceeds.

            (ii) Within 180 days after any Asset Sale that results in any Excess Cash Proceeds, in an amount equal to 100% of the Excess Cash Proceeds resulting from such Asset Sale; provided that the foregoing shall not apply to Asset Sales the proceeds of which are used by the Company or any of its Subsidiaries for the financing of productive assets to be used in the business of the Company or such Subsidiary prior to or within 180 days after any such Asset Sale.

            (iii) Within 180 days after the receipt of any insurance or condemnation proceeds (or other similar recoveries) in excess of $200,000 by the Company or any Subsidiary or by the Agent (to the extent the Agent is holding the insurance or condemnation proceeds as additional collateral pursuant to any provision of any Collateral Document) from any casualty loss incurred by the Company or any Subsidiary or condemnation of property, in an amount equal to 100% of such insurance or condemnation proceeds (or other similar recoveries) net of any collection expenses; provided that no such prepayment shall be required to the extent such proceeds are used by the Company prior to or within 180 days after the date of receipt of such proceeds for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss or condemnation.

            (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (including a Public Offering, but excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program, (y) equity contributions from GTCR or its Affiliates to fund Permitted Acquisitions or to fund payments required by the Harris Note Documents and (z) any issuance of capital stock by a Subsidiary to the Company or another Subsidiary), in an amount equal to 50% of such Net Cash Proceeds.

            (v) Concurrently with the receipt of any Net Cash Proceeds from the issuance of any Other Debt of the Company or any Subsidiary in an amount equal to 100% of such Net Cash Proceeds.

            (vi) Within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 1998), in an amount equal to 50% of Excess Cash Flow for such Fiscal Year; provided that if the Leverage Ratio as of the end of such Fiscal Year is less than 3.5:1.0, then the amount of such required prepayment shall be zero.

All prepayments of Term Loans pursuant to this Section 6.2.1 shall be applied to the prepayment of the Term Loans pro rata among the Term A Loans and Term B Loans, with application to the remaining installments of each on a pro rata basis.

      (b) If on any day the outstanding principal amount of all Revolving Loans plus the Stated Amount of all outstanding Letters of Credit exceeds the Revolving Commitments, the Company shall immediately prepay Revolving Loans and/or cash collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

      6.2.2 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part, without premium or penalty; provided that (a) the Company shall give the Agent (which shall promptly advise each Lender) irrevocable written notice substantially in the form of Exhibit M (or by telephonic notice promptly followed by such notice), of such prepayment not later than 11:00 A.M., Chicago time, on the Business Day of such prepayment, in the case of prepayment of ABR Loans, and not less than three Business Days prior to the day of such prepayment, in the case of prepayment of Eurodollar Loans, in each case specifying the Loans to be prepaid and the date and amount of prepayment, (b) any prepayment of a Eurodollar Loan prior to the end of an Interest Period therefor shall be subject to Section 8.4, (c) each partial prepayment shall be in a principal amount which is in a minimum principal amount of $500,000 or a higher integral multiple of $100,000, (d) any prepayment of a Eurodollar Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid and (e) any prepayment of Term Loans shall be applied ratably to the Term A Loans and Term B Loans and shall be applied pro rata to the remaining unpaid installments of each such Facility.

      6.2.3 Application of Mandatory and Voluntary Prepayments among Term Loan Facilities. Notwithstanding anything to the contrary in this Section 6.2, so long as and to the extent that any Term A Loans are outstanding, if the Company offers, at its option, to the Term B Lenders the right to waive any voluntary prepayment or mandatory prepayment, each Term B Lender may, at its option, decline the portion of any such prepayment applicable to the Term B Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 6.2.1 or voluntary prepayment described in Section 6.2.2 that is allocated to Term B Loans (such amount, the "Term B Prepayment Amount"), the Company will, in lieu of applying such amount to the prepayment of Term B Loans, on the date specified in Section 6.2.1 for such mandatory prepayment (or on the date specified by the Company with respect to any voluntary prepayment), give the Agent telephonic notice (promptly confirmed in writing) requesting that the Agent prepare and provide to each Term B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Company, the Agent will send to each Term B Lender a Prepayment Option Notice, which shall be in the form of Exhibit O, and shall include an offer by the Company to prepay on the date (each, a "Prepayment Date") that is ten Business Days after the date of the Prepayment Option Notice, the Term B Loans of such Lender by an amount equal to the Term B Prepayment Amount specified in such Lender's Prepayment Option Notice. On the Prepayment Date, (A) the Company shall pay to the Agent the aggregate amount necessary to prepay that portion of the outstanding Term B Loans in respect of which Term B Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Term B Prepayment Amounts with respect to each Accepting Lender and
(B) the Company shall pay to the Agent an amount equal to the portion of the Term B Prepayment Amount not accepted by the Term B Lenders, and such amount shall be applied to the prepayment of the Term A Loans.

      SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF;
                  TAXES.

      7.1 Making of Payments. All payments of principal of or interest on the Loans, and of all fees, shall be made by the Company to the Agent in immediately available funds at its payment office in Concord, California not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

      All payments under Sections 8.1 and 8.4 shall be made by the Company directly to the Lender or Lenders entitled thereto.

      7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by written notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

      7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then (subject to the last paragraph of Section 4.3) such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

      7.4 Setoff. The Company agrees that the Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (i) any payment or other amount owing by the Company under this Agreement is then due to the Agent or any Lender or (ii) any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Agent and each Lender may apply to the payment of such payment or other amount (or, in the case of clause (ii), to any of the obligations of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender. The Agent and each Lender agree to give prompt notice to the Company of any exercise of rights pursuant to this
Section 7.4, but no failure to give such notice shall affect the validity of any such exercise.

      7.5 Proration of Payments. Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Loans (or such participations) then held by them (other than in respect of an Affected Loan or as a result of replacement of a Lender pursuant to Section 8.7), such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

      7.6 Net Payments; Tax Exemptions. (a) All payments by the Company of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or
(iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Company will:

            (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

            (B) promptly forward to the Agent (or, in the case of any indemnification or other payment made directly to a recipient (the "Direct Recipient") other than the Agent, to the Direct Recipient) an official receipt or other documentation satisfactory to the Agent (or the Direct Recipient) evidencing such payment to such authorities; and

            (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Agent (or the Direct Recipient) for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

For purposes of this Section 7.6, (1) "Taxes" means, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, such Person's income or any of such Person's properties, franchises or assets; and (2) "Excluded Taxes" means, in the case of payments made to any Lender or the Agent, all of the following: taxes imposed upon the overall net income of such Person, franchise taxes imposed upon such Person with respect to its net income by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, and franchise taxes imposed upon such Person with respect to its net income by the jurisdiction in which such Person's Eurodollar Office is located or any political subdivision thereof.

      (b) In consideration of the Company's agreements in clause (a) of this
Section 7.6, each Lender which is a "foreign corporation, partnership or trust" within the meaning of the Code hereby agrees (such Lender's "Exemption Agreement") to provide to the Company the same forms required to be provided to the Agent pursuant to Section 13.10 at the same time such forms are provided to the Agent.

      (c) Each Lender hereby represents and warrants (such Lender's "Exemption Representation") to the Company that on the Effective Date (or, if later, the date such Lender becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

      SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR
                  EURODOLLAR LOANS.

      8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located); or

            (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

            (C) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

      (b) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

      8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

            (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

            (b) Lenders having a pro rata share of 25% or more of the Loans to be made for such Interest Period advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1), or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to an ABR Loan.

      8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make ABR Loans concurrently with the making of or conversion into such Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender's applicable Percentage of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to an ABR Loan. Each ABR Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

      8.4 Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent) the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to Section 8.3) or
(b) any failure of the Company to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

      8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

      8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

      8.7 Mitigation of Circumstances; Replacement of Affected Lender. (a) Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

      (b) At any time any Lender is an Affected Lender, the Company may (and BofA agrees that it will use reasonable efforts to help the Company to) replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have Commitments in such amounts as shall be reasonably satisfactory to the Agent and the Issuing Lender (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitments, its Loans, its Note, its participation in Letters of Credit and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

      8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

      SECTION 9   WARRANTIES.

      To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and to issue or participate in Letters of Credit hereunder, the Company warrants to the Agent and the Lenders that:

      9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is duly organized and validly existing under the laws of the state of its organization; and the Company and each Subsidiary is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect.

      9.2 Authorization; No Conflict. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution by each Guarantor of each Loan Document to which it is a party and the performance by the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each Guarantor, have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval and do not and will not (a) violate any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries, (b) contravene or conflict with, or result in a breach of, any provision of the certificate or articles of incorporation, by-laws or other organizational documents of the Company or any Guarantor or any of their respective Subsidiaries or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries or (c) result in, or require, the creation or imposition of any Lien on any property of the Company or any Guarantor or any of their respective Subsidiaries (other than Liens created under the Loan Documents).

      9.3 Validity and Binding Nature. This Agreement is, and upon the execution and delivery thereof each other Loan Document to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

      9.4 Financial Information. The audited consolidated financial statements of the Company as at December 31, 1997 and the unaudited consolidated financial statements of the Company as at April 30, 1998, copies of which have been furnished to the Lenders, have been prepared in accordance with generally accepted accounting principles (subject, in the case of the unaudited statements, to the absence of footnotes and to normal year-end adjustments) and fairly present the financial condition of the Company and its Subsidiaries as of such dates and the results of their operations for the Fiscal Year and fiscal period then ended, respectively. To the best of the Company's knowledge, the Company and its Subsidiaries have, on the date hereof and the Effective Date, no liability (contingent or otherwise) or unusual or long-term commitment which could have a Material Adverse Effect and which is not reflected in the financial statements referred to in the immediately preceding sentence.

      9.5 No Material Adverse Change. Since December 31, 1997, there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect (other than any such event or occurrence which has been waived in writing by the Required Lenders).

      9.6 Litigation and Contingent Liabilities. Except as set forth on Item 9.6 ("Litigation, etc.") of Schedule II, no litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if adversely decided, is reasonably likely to result, either individually or collectively, in a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 9.4 or set forth on Item 9.6 ("Litigation, etc.") of Schedule II.

      9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and marketable title to, or a valid leasehold interest in, all properties and assets which are material to its business, real and personal, tangible and intangible, of any nature whatsoever, in each case free and clear of all Liens, except as permitted pursuant to Section 10.9.

      9.8 Subsidiaries. Set forth on Item 9.8 ("Subsidiaries") of Schedule II is a complete and accurate list, as of the Effective Date, of the name and jurisdiction of organization of each Subsidiary of the Company, the number of outstanding shares of stock of each such Subsidiary, and the percentage ownership interest of the Company and its other Subsidiaries in each such Subsidiary.

      9.9 Pension and Welfare Plans. Except as set forth on Item 9.9 ("Pension and Welfare Plans") of Schedule II, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension

Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

      9.10 Regulated Industry. Neither the Company nor any Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      9.11 Regulations G, U and X. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

      9.12 Taxes. Each of the Company and each Subsidiary has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      9.13 Environmental Matters. Except as set forth in Item 9.13 ("Environmental Matters") of Schedule II:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws;

            (b) there have been no past, and (to the best of the Company's knowledge) there are no pending or threatened,

                  (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law, which, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Environmental Impact;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

            (d) the Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

            (e) no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or (to the best of the Company's knowledge with respect to owned property only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

            (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best of the Company's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time or the giving of notice or both, would give rise to liability under any Environmental Law which, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Environmental Impact.

      9.14 Compliance with Law. Each of the Company and each Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which could result in any material fine, penalty or liability.

      9.15 Information. All written information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

      9.16 Insurance. Set forth on Item 9.16 ("Insurance") of Schedule II is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Effective Date (including the names and Best's rating of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

      9.17 Solvency, etc. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own assets with present fair saleable value greater than the amount required to pay its probable liability on its existing debts as they mature and will have capital sufficient to carry on its business as then constituted.

      9.18 Real Property. Set forth on Item 9.18 ("Real Property") of Schedule II is a complete and accurate list, as of the Effective Date, of the address of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased real property, the name and mailing address of the lessor of such property.

      9.19 Merger, Subordinated Notes, etc. (a) The Merger and the issuance and sale of the 1998 Subordinated Notes will comply with all requirements of law (including, without limitation, the Securities Act of 1933, as amended), and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Merger and the issuance and sale of the 1998 Subordinated Notes were, prior to the consummation thereof, duly obtained and in full force and effect. All applicable waiting periods with respect to the Merger and the issuance and sale of the 1998 Subordinated Notes have expired without any action being taken by any competent

Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of any such transaction.

      (b) The execution and delivery of the Merger Agreement and the issuance and sale of the 1998 Subordinated Notes did not, and the consummation of the Merger will not, violate any requirement of law, or result in a breach of, or constitute a default under, any contractual obligation affecting the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

      (c) There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Merger and the issuance and sale of the 1998 Subordinated Notes.

      (d) All of the representations and warranties of the Company, AcquisitionCo and, to the Company's knowledge, Monroc contained in the Merger Agreement are true and correct in all material respects as of the date hereof.

      (e) All of the representations and warranties of the Company set forth in the Note and Warrant Purchase Agreement are true and correct in all material respects as of the date hereof.

      9.20 Intellectual Property. The Company and each of its Subsidiaries owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

      9.21 Burdensome Obligations. Neither the Company nor any of its Subsidiaries is a party to any agreement or contract or subject to any charter or corporate restriction which would reasonably be expected to have a Material Adverse Effect.

      9.22 Senior Debt. The obligations of the Company hereunder constitute "Senior Debt" under and as defined in the documents governing the 1996 Subordinated Notes and the 1998 Subordinated Notes. The obligations of each Guarantor under the Guaranty constitute "Guarantor Senior Debt" under and as defined in each such Guarantor's guaranty of the 1996 Subordinated Notes and the 1998 Subordinated Notes.

      SECTION 10  COVENANTS.

      Until the expiration or termination of the Commitments and thereafter until all obligations (other than Surviving Obligations) hereunder and under the Notes are paid in full and all Letters of Credit have terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

      10.1 Reports, Certificates and Other Information. Furnish to each Lender:

      10.1.1 Audit Report. Promptly when available and in any event within 120 days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by Arthur Andersen & Co. LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Lenders together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such auditors, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.

      10.1.2 Interim Reports. Promptly when available and (i) in any event within 30 days after the end of each month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, and consolidated statements of earnings and cash flows for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month, including a comparison with the corresponding month and period of the previous Fiscal Year and a comparison with the budget for such month and for such period of the current Fiscal Year, together with a certificate of the President or the chief financial officer of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments and the absence of footnotes) and (ii) in any event within 30 days after the end of each Fiscal Quarter, consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the period from the end of the last Fiscal Year to the end of such Fiscal Quarter, certified by the President or the chief financial officer of the Company to the effect that such consolidating financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries.

      10.1.3 Compliance Certificate. Concurrently with each set of financial statements delivered pursuant to Sections 10.1.1 and 10.1.2, a certificate of the President or the chief financial officer of the Company (a) to the effect that such officer is not aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it in reasonable detail and (b) in the case of any financial statements relating to the last day of a Fiscal Quarter or Fiscal Year, a certificate, substantially in the form of Exhibit I (a "Compliance Certificate"), containing a computation of each of the financial ratios and restrictions set forth in Section 10.6.

      10.1.4 Reports to SEC. Promptly upon the filing or sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the

Company or any Subsidiary with the SEC or any securities exchange and (b) any annual, periodic or special report to the Company's shareholders.

      10.1.5 Notice of Default, Litigation and ERISA Matters. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect; (c) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (d) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

      10.1.6 Subsidiaries. Promptly from time to time a written report of any change in the list of its Subsidiaries.

      10.1.7 Management Reports. Promptly from time to time, copies of all detailed financial and management reports submitted to the Company or any Subsidiary by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company or any Subsidiary.

      10.1.8 Projections. As soon as practicable and in any event within 30 days after the commencement of each Fiscal Year, a budget on a monthly basis for such Fiscal Year prepared by the Company, including, without limitation, projected income statements, balance sheets, statements of cash flows and pro forma calculations of the covenants set forth in Section 10.6 as of the end of each such month (or, in the case of the pro forma covenant calculations, the end of each quarter) of such following Fiscal Year.

      10.1.9 Insurance Information. Not later than 90 days after the end of each Fiscal Year, a complete and accurate summary of the property and casualty insurance program of the Company, containing substantially the same information with respect to such insurance program as the information set forth on Item 9.16 of Schedule II; and promptly upon the occurrence thereof, a written report of any change in the Company's insurance program which will materially reduce the amount or scope of coverage.

      10.1.10 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including, without limitation, notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

      10.1.11 Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request.

      10.2 Books, Records and Inspections. (a) Keep, and cause each Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and (b) permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof, at reasonable times and on reasonable notice (or at any time without notice if an Event of Default exists), to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof), and to examine (and, at the Company's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

      10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible and financially-sound insurance companies or associations (rated at least "A" by A.M. Best & Co.), insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated (and, in any event, such insurance as may be required by any law, governmental regulation or judicial order); and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate describing in reasonable detail the nature and extent of the insurance maintained by the Company and its Subsidiaries.

      10.4 Compliance with Law; Payment of Obligations. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders; (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto; and (c) pay and perform, and cause each Subsidiary to pay and perform, all of its material obligations under each contract or agreement to which the Company or such Subsidiary is a party, or by which the assets of the Company or such Subsidiary are bound, if the failure to so pay or perform would be reasonably likely to have a Material Adverse Effect.

      10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.7) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization, (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect) and
(c) all authorizations, rights, licenses and franchises held by the Company or such Subsidiary, except where the failure to maintain and preserve such authorizations, rights, licenses and franchises would not be reasonably likely to have a Material Adverse Effect.

      10.6 Financial Ratios and Restrictions.

      10.6.1 Interest Coverage Ratio. Not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below for such Computation Period:

                   Computation
                  Period Ending           Ratio
                  -------------           -----

            Effective Date - 6/30/98      2.00:1
            9/30/98 - 6/30/99             2.25:1
            9/30/99 - 6/30/01             2.50:1
            9/30/01 and thereafter        3.00:1.

      10.6.2 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.10 to 1.00.

      10.6.3 Leverage Ratio. Not permit the Leverage Ratio as of the last day of any Computation Period to be greater than the ratio set forth below for such Computation Period:

                   Computation
                  Period Ending           Ratio
                  -------------           -----

            Effective Date - 6/30/98      5.50:1
            9/30/98                       4.75:1
            12/31/98 - 6/30/99            4.50:1
            9/30/99 - 6/30/00             4.00:1
            9/30/00 - 6/30/01             3.50:1
            9/30/01 and thereafter        3.00:1.

      10.7 Mergers, Consolidations, Purchases and Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or any business unit of any other Person), or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for
(i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into, with or to the Company or into, with or to any wholly-owned Subsidiary; (ii) any such purchase or other acquisition by the Company or any

Subsidiary of the assets or stock of any wholly-owned Subsidiary; (iii) any Subsidiary which is wholly-owned by another Subsidiary may merge with such other Subsidiary; (iv) Investments (including Investments by way of merger) permitted by Section 10.10; (v) sales of inventory and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business; and (vi) any other Asset Sale (including the stock of any Subsidiary) so long as (a) at least 85% of the proceeds of such Asset Sale are in cash, (b) the aggregate Net Cash Proceeds from all such Asset Sales during the term of this Agreement do not exceed the Maximum Proceeds Amount and (c) the proceeds thereof are applied as provided in Section 6.2.1; provided that no action otherwise permitted by clause (i), (ii) or (vi) above shall be permitted at any time if an Event of Default or Unmatured Event of Default exists or would result therefrom.

      10.8 Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except: (i) Debt hereunder; (ii) Debt existing on the Effective Date and listed on Item 10.8 ("Debt") of Schedule II (provided that all Debt listed under the heading "Debt to be Repaid" shall be paid in full on or prior to the Effective Date); (iii) Debt of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary (provided that if any such Debt is evidenced by a promissory note, such note shall have been pledged to the Agent pursuant to the Security Agreement); (iv) Debt under Capital Leases to the extent permitted by Section 10.12; (v) Debt incurred in connection with Liens permitted by Section 10.9; (vi) (x) the 1996 Subordinated Notes and the 1998 Subordinated Notes and Suretyship Liabilities of Subsidiaries of the Company in respect of each thereof that are subordinated to the obligations of the Guarantors under the Guaranty in a manner satisfactory to the Agent and (y) other Subordinated Debt (provided, that the aggregate principal amount of Subordinated Acquisition Debt outstanding during the term of this Agreement shall not exceed $10,000,000); (vii) Debt incurred or assumed in connection with Investments permitted by clauses (k) and (m) of Section 10.10; (viii) the Company and its Subsidiaries may guaranty obligations of their respective Subsidiaries arising under contracts entered into in the ordinary course of business; (ix) the Harris Note; and (x) other Debt not exceeding in the aggregate $5,000,000.

      10.9 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except: (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on
Item 10.9 ("Liens") of Schedule II; (d) Liens in connection with Capital Leases (to the extent permitted hereunder); (e) any Lien arising in connection with the acquisition of property after the date hereof, and attaching only to the property being acquired, provided that the aggregate amount of all Debt secured by such Liens shall not exceed $5,000,000; (f) attachments, judgments and other similar Liens, for sums not exceeding $1,000,000, arising in connection with court proceedings (provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings); (g) other Liens incidental to the conduct of the business of the Company or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (h) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction; (i) any interest or title of a lessor or secured by a lessor's interest under any lease (other than a Capital Lease); (j) Liens in connection with Investments permitted by Section 10.10(k);
(k) Liens granted by the Collateral Documents; and (l) other Liens securing obligations not at any time exceeding $1,500,000.

      10.10 Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) Investments existing on the Effective Date and identified in
      Item 10.10 ("Investments") of Schedule II;

            (b) Cash Equivalent Investments;

            (c) Investments by the Company in its Subsidiaries or by any Subsidiary in any other Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such Investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

            (d) Investments by the Company or any Subsidiary in any Subsidiary, in the form of capital contributions existing on the date hereof;

            (e) loans or advances made by any Subsidiary to the Company;

            (f) loans or advances to officers and employees of the Company or of any Subsidiary (i) for travel or other ordinary business expenses in an amount not in excess of $100,000 in the aggregate at any time and (ii) to finance the purchase of stock of the Company or any Subsidiary in an amount not in excess (in addition to any such loans or advances permitted under clause (a)) of $1,000,000 in the aggregate at any time;

            (g) loans or advances to, or deposits with, contractors and suppliers in the ordinary course of business not in excess of $500,000 in the aggregate at any time;

            (h) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits, other than deposits (x) with any Lender, (y) with any bank which has executed a blocked account agreement reasonably satisfactory to the Agent and (z) in imprest payroll accounts, shall not at any time exceed $1,000,000 for more than three consecutive days;

            (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

            (j) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

            (k) Permitted Acquisitions (other than the Merger), provided that:

                  (i) both before and after giving effect to such acquisition, no Event of Default or Unmatured Event of Default shall exist,

                  (ii) the Company shall have delivered to the Agent a
            duly-completed certificate in the form of Exhibit B (each, an "Acquisition Certificate"), confirming that the financial conditions referred to in clause (iv) below with respect to such acquisition will be satisfied and setting forth the amount of Acquisition Capital Expenditures to be made in connection with such acquisition,

                  (iii) after giving effect to such acquisition, the Company will have aggregate unused availability of not less than $10,000,000 under the Revolving Commitments,

                  (iv) the Company shall be in compliance with all financial covenants in Section 10.6 (in each case calculated for the Computation Period ending on the last day of the most recently-ended Fiscal Quarter on a pro forma basis as if such acquisition had occurred (and any resulting Debt had been incurred) on the first day of such Computation Period), and

                  (v) the Lenders shall have completed their due diligence with respect to such acquisition, and all aspects thereof (including, without limitation, environmental issues, accounting matters, market review, aggregates supply and competitive position) shall be reasonably satisfactory to the Required Lenders (provided that the Company and its Subsidiaries may make acquisitions for a purchase price not to exceed (x) $15,000,000 for any single acquisition and
            (y) $30,000,000 in the
            aggregate for all acquisitions while this Agreement is in effect without meeting the requirements of this clause (v));

            (l) Investments received as proceeds of any sale of assets so long as such Investments are reasonably satisfactory to the Required Lenders;

            (m) Investments not otherwise permitted by the foregoing clauses (a) through (l) not exceeding $500,000; and

            (n) the Merger.

      10.11 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividend (other than stock dividends) or distribution on any of its capital stock, (b) purchase or redeem any capital stock of the Company or any Subsidiary (or any warrants, options or other rights in respect thereof),
(c) make any other distribution to shareholders of the Company or any Subsidiary, (d) prepay, purchase, defease or redeem any Subordinated Debt or (e) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends, or make other distributions, to the Company or to another Subsidiary of the Company (but not to any other Person); (ii) so long as such payment is permitted under the terms of the applicable subordination agreement, Western Rock may make scheduled payments of principal and interest on the Aldred Notes; (iii) so long as such payment is permitted under the terms of the Lohja Note, the Company may (x) make scheduled payments of principal and interest on the Lohja Note and (y) make a prepayment in full of the Lohja Note so long as at least $1,800,000 of such prepayment is funded by cash equity capital contributions to the Company; (iv) so long as such payment is permitted under the terms of the subordination agreement with respect thereto, the Company may make scheduled payments of principal and interest on the Jensen Note; (v) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, any Subsidiary or the Company may repurchase or redeem its stock from any former employee or director of, or consultant to, a Subsidiary or the Company (or the heirs or legal representatives of any such former employee, director or consultant) in an aggregate amount, for all such purchases, not exceeding $1,000,000 in any Fiscal Year; (vi) the Company may make scheduled payments of principal and interest on the 1996 Subordinated Notes and may make scheduled payments of interest on the 1998 Subordinated Notes subject to the subordination provisions governing such Subordinated Debt; (vii) the Company may make scheduled payments of principal and interest on the Cox Notes and Southern Ready Mix, Inc. may make scheduled payments of principal and interest on the Vance Notes, in each case subject to the subordination provisions governing such Subordinated Debt; and (viii) AcquisitionCo may pay the Merger consideration pursuant to the terms of the Merger Agreement.

      10.12 Capital Expenditures, etc. Not, and not permit any Subsidiary to, make or commit to make any Capital Expenditure in any Fiscal Year, except Capital Expenditures which do not in the aggregate exceed $15,000,000 in any Fiscal Year thereafter; provided that any unused amount in any

Fiscal Year, up to a maximum of $2,000,000, may be carried over and used in the following Fiscal Year.

      10.13 Rental Obligations. Not, and not permit any Subsidiary to, enter into any arrangement (other than Capital Leases) which involves the leasing by the Company or such Subsidiary from any lessor of any personal property (or any interest therein), except (a) rentals of items of equipment for not more than 90 days for use on one or more specific jobs in the ordinary course of business and
(b) arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of any aggregate amount of rentals by the Company and its Subsidiaries in any Fiscal Year in excess of 3.5% of Net Revenues for the immediately preceding Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments and other similar charges.

      10.14 Use of Proceeds. Use the proceeds of the Loans to finance the Merger and to repay existing Debt, for working capital and for other general corporate purposes, including Permitted Acquisitions; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

      10.15 Maintenance of Property. Maintain, and cause each Subsidiary to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

      10.16 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations.

      10.17 Environmental Matters.

      10.17.1 Environmental Obligations. (a) Comply, and cause each Subsidiary to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (c) keep, and cause each Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (d) handle, store, transport and dispose of, and cause each Subsidiary to handle, store, transport and dispose of, all Hazardous Materials in material compliance with all applicable Environmental Laws; (e) not, and not permit any Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary or into or onto any other real property which is not, to the best of the Company's knowledge, a permitted disposal facility for such Hazardous Material; and (f) not allow any Lien imposed pursuant to any Environmental Law to attach to any real property owned, operated or leased by the Company or any Subsidiary.

      10.17.2 Environmental Information. (a) Promptly notify the Agent of the receipt by the Company or any Subsidiary of (and provide the Agent a copy of) any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any Release or threatened Release with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $500,000; and (b) promptly notify the Agent of any Release, threatened Release, or disposal of any Hazardous Material reported to any Governmental Authority at any real property owned, operated or leased by the Company or any Subsidiary, except for any Release, threat of Release or disposal with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $500,000. Notwithstanding the exceptions set forth in clauses (a) and (b) of the foregoing sentence, the Company shall promptly notify the Agent if at any time the maximum aggregate liability of the Company and its Subsidiaries for all Releases, threatened Releases or disposals of Hazardous Materials described in such clauses is reasonably expected to exceed $500,000.

      10.18 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

      10.19 Inconsistent Agreements, etc. Not, and not permit any Subsidiary to, enter into any agreement (other than, in the case of clause (b), any Loan Document) containing any provision which (a) would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or prepay any Debt owed to the Company or any Subsidiary or (ii) make loans or advances to the Company or (c) prohibits or limits the ability of the Company or any Subsidiary to grant Liens on its assets securing the Loans and other obligations secured by the Collateral Documents other than documentation relating to Liens permitted by Section 10.9(d) or (e).

      10.20 Transactions with Related Parties. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any Related Party (other than the Company or any wholly-owned Subsidiary) or any officer or director of the Company or any Related

Party which is on terms less favorable than would be available from a Person which is not a Related Party. Without limiting the foregoing, not pay any management or similar fees to any Related Party other than management fees payable to GTCR not exceeding $150,000 in any Fiscal Year; provided that no such fee shall be paid at any time if an Event of Default or Unmatured Event of Default exists or would result therefrom (it being understood that the Company may pay GTCR's reasonable out-of-pocket expenses in connection with providing management services to the Company in an amount not exceeding $25,000 in any Fiscal Year).

      10.21 Business Activities. Not, and not permit any Subsidiary to, engage in any business activity other than the aggregates, and related materials and services, business.

      10.22 Further Assurances. Take, and cause each Subsidiary to take, such actions as the Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, Mortgages, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all assets of the Company and all capital stock of all Subsidiaries (whether owned by the Company or otherwise) and are guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof) and (ii) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets of such Subsidiary (subject, in the case of both clause (i) and clause (ii) above, to such exceptions as the Agent or the Required Lenders may permit from time to time).

      10.23 Modification of Certain Agreements. Not consent to any amendment or other modification of (other than any amendment or modification which is not in any way adverse to the Lenders), or waive any rights under, any of the terms or provisions of (a) any Purchase Agreement, (b) the Lohja Note, (c) any agreement or instrument relating to any Subordinated Debt, (d) the Merger Agreement or (e) any Harris Note Document.

      10.24 Lender Meetings. Participate (and cause each of its key officers and employees to participate) in a meeting with the Lenders at least once each Fiscal Year at a location and time reasonably acceptable to the Lenders.

      10.25 Interest Rate Protection. Enter into, not later than 180 days after the Effective Date, one or more Hedging Agreements, each with a term of at least three years, on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Agent to fix the interest rate with respect to not less than $55,000,000 of the principal amount of the Term Loans in form and substance reasonably satisfactory to the Agent.

      10.26 Fiscal Year. The Company will not change its Fiscal Year.

      10.27 Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or personal property, which property is or has been sold or transferred by the Company or any Subsidiary to such Person in contemplation of taking back a lease thereof in an aggregate amount in excess of $5,000,000.

      10.28 Post-Closing Real Estate Matters. (a) Within 90 days after the Effective Date, deliver to the Agent date down endorsements for each existing title policy insuring the Mortgages amended by the Amendments to Mortgage delivered pursuant to Section 11.1.15.

      (b) Within 90 days after the Effective Date, deliver to the Agent, with respect to each parcel of real property leased by Monroc, Treasure Valley Concrete, Inc. or Big Horn Redi-Mix, Inc. (except to the extent prohibited by a valid and enforceable prohibition against the grant of a Lien on such leasehold interest), a duly executed Mortgage, together with:

            (i) an ALTA Loan Title Insurance commitment issued by an insurer acceptable to the Agent, insuring the Agent's Lien on such parcel and containing such endorsements as the Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such commitment shall be reasonably acceptable to the Agent); and

            (ii) if requested by the Agent, copies of all documents of record concerning such parcel as shown on such commitment.

Further, if requested by the Agent, the Company will use it best efforts to obtain a landlord's consent from the owner of such property and a mortgagee's consent from any mortgagee of such property, in each case reasonably satisfactory to the Agent.

      SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING.

      The effectiveness of this Agreement and the obligation of each Lender to make any Loan and of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent:

      11.1 Effectiveness. This Agreement shall become effective, and all Loans outstanding and the Existing Letters of Credit shall be deemed to be outstanding and issued hereunder (as more fully set forth in Section 1.4), on the date (the "Effective Date") on which (i) all conditions precedent set forth in Sections
11.2 and 11.3 have been satisfied and (ii) the Agent shall have received all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent and each Lender), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

      11.1.1 Notes. The Notes.

      11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party.

      11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Company.

      11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign the Loan Documents to which the Company is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

      11.1.5 Guaranty. The Guaranty, executed by each Guarantor.

      11.1.6 Security Agreement. The Security Agreement, executed by the Company and each Guarantor.

      11.1.7 Pledge Agreements. Pledge Agreements, each substantially in the form of Exhibit D-1, D-2 or D-3, as appropriate, executed by each of the Company, each Subsidiary that owns stock of any other Subsidiary and each Pledgor.

      11.1.8 Opinions of Counsel. Opinions, addressed to the Agent and the Lenders, of (i) Kirkland & Ellis, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-1, (ii) Richards, Brandt, Miller & Nelson, Utah, Nevada, Idaho and Wyoming counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-2, (iii) Lange, Simpson, Robinson & Somerville LLP, Alabama counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-3, (iv) Gust Rosenfeld P.L.C., Arizona counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-4, (v) Bronson, Bronson & McKinnon, LLP, California counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-5, (vi) Smith, Gambrell & Russell, LLP, Georgia counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-6, and (vii) Baker, Donelson, Bearman & Caldwell, Tennessee counsel to the Company and its Subsidiaries, substantially in the form of Exhibit F-7.

      11.1.9 Insurance. Evidence satisfactory to the Agent and each Lender of the existence of insurance required to be maintained pursuant to Section 10.3, together with evidence that the Agent has been named as a loss payee and an additional insured on all related insurance policies.

      11.1.10 Merger, 1996 Subordinated Notes, 1998 Subordinated Notes. (a) Copies of each of the Merger Agreement and the Note and Warrant Purchase Agreement, fully executed by the parties thereto and of all material instruments, agreements and other documents required to be delivered or furnished thereunder or in connection therewith (including, without limitation, in the case of opinions of counsel, if any, reliance letters expressly permitting the Agent and the Lenders to rely thereon as if such opinions had been addressed thereto) and, except as expressly permitted by the Agent and the Lenders, none of the material terms of the Merger (including any condition precedent to AcquisitionCo's or the Company's performance thereof or obligation to consummate the Merger) shall have been amended, waived or otherwise modified in any material respect.

      (b) Evidence that, after giving effect to the Loans and other credit extensions to be made hereunder on the Effective Date and the application thereof by the Company, the Merger has been or will be duly consummated in accordance with the Merger Agreement without amendment, waiver or other modification thereof unless the Agent and the Lenders shall have expressly consented thereto in writing.

      11.1.11 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with all reasonable fees and expenses of counsel to the Agent and the Arranger to the extent invoiced prior to the Effective Date, plus such additional amounts of reasonable attorneys' fees and expenses as shall constitute the Agent's reasonable estimate of such fees and expenses incurred or to be incurred by the Agent or the Arranger through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

      11.1.12 Solvency Certificate. A Solvency Certificate, substantially in the form of Exhibit N, executed by the chief financial officer of the Company.

      11.1.13 Financial Information. (i) Audited financial statements of Monroc for the fiscal years ending in 1994, 1995 and 1996, (ii) unaudited interim consolidated financial statements of Monroc for each quarterly period ended after the latest fiscal year referred to in clause (i) above as to which such financial statements are available and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Monroc and its Subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders and (iii) evidence reasonably satisfactory to the Lenders that the pro forma EBITDA of the Company and its Subsidiaries for the last twelve months for which financial information is then available (calculated as if the Merger had occurred on the first day of such twelve-month period) is at least $36,800,000.

      11.1.14 Pro Forma. A pro forma consolidated balance sheet of Monroc and its Subsidiaries as at the date of the most recent consolidated balance sheet delivered pursuant to Section 11.1.13, adjusted to give effect to the consummation of the Merger and the financings contemplated hereby as if such transactions had occurred on such date, prepared in a manner reasonably acceptable to the

Agent and consistent in all material respects with the sources and uses of cash for the Merger as previously described to the Lenders and the forecasts previously provided to the Lenders.

      11.1.15 Mortgage Amendments. With respect to each parcel of real property owned by the Company which has previously been mortgaged to the Agent for the benefit of the Lenders pursuant to the Existing Loan Agreement (or any predecessor thereto), an Amendment to Mortgage.

      11.1.16 Real Estate Documentation. With respect to each parcel of real property owned by Monroc, Treasure Valley Concrete, Inc. or Big Horn Redi-Mix, Inc., a duly executed Mortgage, together with:

            (a) an ALTA Loan Title Insurance commitment issued by an insurer acceptable to the Agent, insuring the Agent's Lien on such parcel and containing such endorsements as the Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such commitment shall be reasonably acceptable to the Agent); and

            (b) if requested by the Agent, copies of all documents of record concerning such parcel as shown on such commitment.

      11.1.17 Other. Such other documents as the Agent or any Lender may reasonably request.

      11.2 Other Conditions to Initial Credit Extension. The obligation of each Lender to make its initial credit extension hereunder is, in addition to the conditions precedent specified in Sections 11.1 and 11.3, subject to the following conditions precedent:

      11.2.1 1998 Subordinated Notes. The Company shall have issued the 1998 Subordinated Notes on terms and conditions satisfactory to the Agent for gross proceeds of not less than $15,000,000.

      11.2.2 Capital Structure; Indebtedness. Substantially all of the existing indebtedness of Monroc and its Subsidiaries shall have been repaid on terms satisfactory to the Agent. The capitalization and structure of the Company and each Guarantor after the Merger shall be reasonably satisfactory to the Agent in all respects.

      11.2.3 1996 Subordinated Notes. The holders of the 1996 Subordinated Notes shall have approved the Merger and the financing contemplated hereby and the 1998 Subordinated Notes and shall have agreed that all amounts outstanding or drawable under the Facilities constitute "Senior Debt" for purposes of the 1996 Subordinated Notes. All conditions precedent to the effectiveness of the Note and Warrant Purchase Agreement, other than the effectiveness of this Agreement, shall have been satisfied.

      11.2.4 Merger Consideration; Expenses. The Lenders shall have received evidence satisfactory to them that (i) the aggregate Merger consideration shall not exceed $72,000,000 and (ii) the aggregate fees and expenses with respect to the Merger and the financing thereof shall not exceed approximately $5,000,000.

      11.3 All Loans and Letters of Credit. The effectiveness of this Agreement, and the obligation of each Lender to make each Loan and of the Issuing Lender to issue each Letter of Credit, is subject to the conditions precedent that:

      11.3.1 No Default, etc. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan or the issuance of such Letter of Credit, (b) the warranties of the Company contained in Section 9 (excluding Sections 9.6 and 9.8) are true and correct as of the date of the making of such requested Loan or the issuance of such requested Letter of Credit, with the same effect as though made on such date (except to the extent relating solely to an earlier date, in which case such warranty shall have been true and correct as of such earlier date) and (c) since December 31, 1997, no event has occurred that has resulted in, or is reasonably likely to result in, a Material Adverse Effect (other than any such event which has been waived in writing by the Required Lenders).

      11.3.2 Confirmatory Certificate. If requested by the Agent or any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of the making of such requested Loan or the issuance of such requested Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.3.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.3.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

      SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

      12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

      12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for three Business Days, in the payment when due of any interest, fee, reimbursement obligation or other amount payable by the Company hereunder or under any other Loan Document.

      12.1.2 Defaults in Respect of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due

(subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

      12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company with respect to any purchase or lease of goods or services involving payments, in the aggregate for all such purchases and leases, of $1,000,000 or more (except only to the extent that the existence of any such default is being contested by the Company in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

      12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

      12.1.5 Non-Compliance with Provisions of this Agreement. Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.2(b), 10.5, 10.6.1, 10.6.2, 10.6.3, 10.7, 10.9, 10.11, 10.12,
10.14, 10.18 through 10.23 or 10.27; failure by the Company to comply with or to perform any covenant set forth in Section 10.8, 10.10, 10.13, 10.25 or 10.26 and continuance of such failure for 10 days after notice thereof to the Company from the Agent or any Lender; or failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Lender.

      12.1.6 Warranties. Any warranty made by the Company or any Subsidiary herein or in any other Loan Document is breached, false or misleading (in each case) in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Lender is false or misleading (in each case) in any material respect on the date as of which the facts therein set forth are stated or certified.

      12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000 or
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

      12.1.8 Judgments. Final judgments which exceed an aggregate of $500,000 (excluding any portion thereof which is covered by insurance to the reasonable satisfaction of the Required Lenders) shall be rendered against the Company and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

      12.1.9 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect, the Company, any Guarantor or any Pledgor shall fail to comply (subject to any applicable grace period) with or to perform any applicable provision of any Collateral Document, or the Company, any Guarantor or any Pledgor, or any Person by, through or on behalf of any such entity, shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

      12.1.10 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail to comply (subject to any applicable grace period) with or to perform any applicable provision of the Guaranty, or any Guarantor, or any Person by, through or on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of the Guaranty.

      12.1.11 Change in Control or Management. (a) GTCR shall fail to own and control, free of any Lien, at least 51% of the capital stock of each class of the Company; or (b) 60 days shall have elapsed after James A. Harris or Michael
J. Stone shall have ceased to have substantially the same duties and responsibilities as such individual presently has in connection with the management of the Company and its Subsidiaries and such individual shall not have been replaced by an individual reasonably satisfactory to the Required Lenders.

      12.1.12 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt shall cease to be in full force and effect, or the Company, any Guarantor or any other Person shall contest in any manner the validity, binding nature or enforceability of any such provision.

      12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations of the Company hereunder shall become immediately due and payable and the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default occurs and is continuing, the Agent may (and upon written request of the Required Lenders shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other Obligations to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations of the Company hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or
Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this
Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations of the Company hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

      SECTION 13  THE AGENT.

      13.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Sections 13.9 and 13.12) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      13.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other

Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      13.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

      13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

      13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the repayment of the Loans, the termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement and the resignation or replacement of the Agent.

      13.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent, and the terms "Lender" and "Lenders" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

      13.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders, after consultation with the Company, shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders, after consultation with the Company, appoint a successor agent as provided for above.

      13.10 Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
      Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and

            W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                  (iii) if such Lender is not a "bank" within the meaning of
            Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form 1001 or 4224, such Lender shall deliver (A) a certificate substantially in the form of Exhibit P and (B) two properly completed and signed copies of IRS Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement; and

                  (iv) such other form or forms as may be required under the
            Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Lenders under this subsection shall survive the expiration or termination of the Credit and payment of the Notes and other liabilities of the Company hereunder and the resignation or replacement of the Agent.

            (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit P and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit P as no longer valid.

      13.11 Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to (a) execute and deliver a subordination agreement with respect to any Lien granted to or held by the Agent upon the Collateral to the extent the Lien to which such Lien is subordinated is expressly permitted by clause (d) or (e) of Section 10.9 or (b) release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations (other than Surviving Obligations) of the Company hereunder and under the other Loan Documents; (ii) constituting property (including stock of a Subsidiary) sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or the applicable Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or a Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; or
(v) subject to the proviso to the second sentence of Section 14.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
Section 13.11.

      13.12 Funding Reliance. (a) Unless the Agent receives notice from a Lender by 11:00 A.M., Chicago time, on the day of a proposed borrowing that such Lender will not make available to the Agent the amount which would constitute its pro rata share of such borrowing in accordance with Section 2.3, the Agent may (but shall not be so required) assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Agent, such Lender and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

      (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may (but shall not be so required) assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Alternate Base Rate (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

      13.13 Assignment of Agency Function. The Agent may, at any time and from time to time, without the consent of any other party to this Agreement, assign and delegate to an Affiliate of the Agent that is a commercial bank located in the United States of America or having a branch office in the United States of America (an "Affiliate Agent") all of its rights, duties and obligations as Agent hereunder; provided, however, that the Company and the Lenders may continue to deal solely and directly with the assignor Agent until written notice of such assignment, together with payment office, address for notice and related information with respect to the Affiliate Agent, shall have been given to the Company and the Lenders by the Agent and the Affiliate Agent. From and after the date of such written notice, (a) the Affiliate Agent shall be a party hereto, shall be deemed to be the "Agent" hereunder and shall have the rights, duties and obligations of the Agent hereunder and under the Notes and the Guaranty and (b) the assignor Agent shall relinquish its rights and be released from its duties and obligations as Agent hereunder and under the Notes, the Guaranty and the Collateral Documents; provided, however, that the provisions of this Section 13 and Section 14.6 shall inure to the benefit of the assignor Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Immediately upon such an assignment, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the assignment of the assignor Agent's rights, duties and obligations as Agent to the Affiliate Agent.

      SECTION 14  GENERAL.

      14.1 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent or forbearance in the case of any default with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Total Percentage of not less than the aggregate Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

            (1) no such waiver, amendment or consent shall increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) without the written consent of such Lender;

            (2) no such waiver, amendment or consent shall postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of regularly scheduled principal or interest on any Loan without the written consent of the Lender holding such Loan (provided, that any date fixed for repayment of principal of any Term Loan may be postponed or delayed (but not beyond the final maturity date for such Facility) with the consent of Lenders having a Total Percentage of 66-2/3%);

            (3) no such waiver, amendment or consent relating to the definition of "Mandatory Prepayment Event" or to any provision of this Agreement or any other Loan Document which would result in any increased or decreased mandatory prepayment of any Loan, or any increased or decreased mandatory reduction of any Commitment, shall be made without the written consent of the Required Revolving Lenders, Required Term A Lenders and Required Term B Lenders;

            (4) no such waiver, amendment or consent shall reduce the principal of, or the rate of interest specified herein on, any Loan without the written consent of the Lender holding such Loan;

            (5) no such waiver, amendment or consent shall reduce any fees payable hereunder or under any other Loan Document, or postpone or delay any date fixed by this Agreement or any other Loan Document for the payment of fees or any other amounts due to any Lender hereunder or under any other Loan Document, without the written consent of the Lender to whom such fee or other amount is owing;

            (6) no such waiver, amendment or consent shall (w) change the aggregate percentage of the Total Percentage which is required for the Lenders or any of them to take any action hereunder without the written consent of all Lenders, (x) amend the definition of "Required Revolving Lenders" without the written consent of all Revolving Lenders, (y) amend the definition of "Required Term A Lenders" without the written consent of all Term A Lenders or (z) amend the definition of "Required Term B Lenders" without the written consent of all Term B Lenders;

            (7) no such waiver, amendment or consent shall release the Guaranty or any Subsidiary from its respective obligations under the Loan Documents to which it is a party or release all or substantially all of the collateral securing the obligations under the Loan Documents without the written consent of all Lenders;

            (8) no such waiver, amendment or consent shall amend or waive any provision of this Section or any other provision herein providing for consent or other action by all Lenders, without the written consent of all Lenders;

            (9) after the making of the Term Loans, Section 2.3, 2.4 (as it relates to conversions and continuations of Revolving Loans), 2.6, 2.7, 2.8, 2.9, 3.1(a), 6.1 or 6.2(b) may be amended, or the rights or privileges thereunder waived, with the written consent of the Required Revolving Lenders, the Company and the Agent;

            (10) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit or Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and

            (11) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

      14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

      14.3 Notices. Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; notices sent by overnight courier shall be deemed to have been given on the Business Day after delivery to such courier; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.3, 2.4 and 4.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

      14.4 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

      14.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

      14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to any Loan Document), and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees (including the allocable costs of internal legal services and all disbursements of internal counsel), court costs and other legal expenses) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Lender agrees to reimburse the Agent for such Lender's pro rata share (based on its respective Total Percentage) of any such costs and expenses of the Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 14.6 shall survive repayment of the Loans, termination of the Letter of Credit, cancellation of the Notes and any termination of this Agreement.

      14.7 Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

      All obligations provided for in this Section 14.7 shall survive repayment of the Loans, termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement.

      14.8 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the permitted successors and assigns of the Lenders and the Agent.

      14.9 Assignments; Participations.

      14.9.1 Assignments. Any Lender may at any time (with the prior written consent of the Agent and, so long as no Event of Default exists, the Company, which consents shall not be unreasonably withheld or delayed) assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Loans and Commitment (provided that any assignment and delegation of a portion of such Lender's Revolving Loans and Revolving Commitment, of such Lender's Term A Loans and Term A Loan Commitment or such Lender's Term B Loans and Term B Loan Commitment, as the case may be, shall be of a constant, and not a varying, percentage of the applicable Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the assigning Lender's remaining Loans (and, if applicable, participations in Letters of Credit) and (to the extent not used) Commitment and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Section and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

            (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

            (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit H (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent (and, if applicable, the Company), and

            (z) the assigning Lender or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and, if applicable, the Assignor) a new Note payable to the Assignee and, if the assigning Lender has retained a Commitment hereunder, a replacement Note payable to the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

      The Company designates the Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

      Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

      14.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events that would require the unanimous consent of the Lenders pursuant to the proviso to the second sentence of Section 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or
Section 8 than would have been paid to the participating Lender if no participation had been sold). Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

      14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

      14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Lender.

      14.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE COMPANY, THE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY, THE AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      14.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE

FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.


                    U.S. AGGREGATES, INC.

                    By:      /s/ Michael Stone
                             -------------------------------
                      Title: _______________________________

                    400 South El Camino Real
                    Suite 500
                    San Mateo, California 94402
                    Attention: Michael J. Stone
                    Facsimile: 650-401-8718


                    BANK OF AMERICA NATIONAL TRUST AND
                    SAVINGS ASSOCIATION,
                       as Agent

                    By:      /s/ Kevin P. Morrison
                             -------------------------------
                      Title: Vice President
                             -------------------------------

                    231 South LaSalle Street
                    Chicago, Illinois  60697
                    Attention: Kevin P. Morrison
                    Facsimile: 312-828-3555


                    BANK OF AMERICA NATIONAL TRUST AND
                    SAVINGS ASSOCIATION, as
                      a Lender and as Issuing Lender

                    By:      /s/ Kevin P. Morrison
                             -------------------------------
                      Title: Vice President
                             -------------------------------


                    Agency Management Services #5596
                    1850 Gateway Boulevard
                    Concord, California 94520
                    Attention: Elizabeth Chao

                    Facsimile: 510-675-8500


                    BANKBOSTON, N.A.,
                      as a Lender


                    By:      /s/ Richard D. Hill
                             -------------------------------
                      Title: Managing Director
                             -------------------------------

                    100 Federal Street
                    Boston, Massachusetts 02110
                    Attention: Gregory Badger
                    Facsimile: 617-434-4929


                    NATIONAL CITY BANK,
                      as a Lender


                    By:      /s/ illegible
                             -------------------------------
                      Title: ___________________________

                    1900 East 9th Street
                    Cleveland, Ohio 44114
                    Attention: Brian Cullina
                    Facsimile: 216-222-0003


                    BANK OF SCOTLAND,
                      as a Lender


                    By:      /s/ Annie Chin Tat
                             -------------------------------
                      Title: Vice President
                             -------------------------------


                    181 West Madison Street
                    Suite 3525
                    Chicago, Illinois  60602
                    Attention: Jim Halley

                    Facsimile:  312-263-1143

                    IBJ SCHRODER BANK AND TRUST COMPANY,
                      as a Lender



                    By: /s/ Mark H. Minter
                        --------------------------------
                      Title: Managing Director
                        --------------------------------

                    One State Street
                    New York, New York 10004
                    Attention: Alexander B. Rieght
                    Facsimile: 212-858-2222


                    COMERICA BANK - CALIFORNIA,
                      as a Lender

                    By: /s/ Scott J. Smith
                        -------------------------------
                      Title: Vice President
                        --------------------------------


                    155 Grand Avenue
                    Oakland, California 94612
                    Attention: Scott T. Smith
                    Facsimile: 510-645-2220


                    ZIONS FIRST NATIONAL BANK,
                      as a Lender

                    By: /s/ illegible
                        -------------------------------
                      Title: Vice President
                        --------------------------------

                    40 East St. George Boulevard
                    St. George, Utah 84770
                    Attention:  Kelly Robertson
                    Facsimile: 801-656-8796

                    UNION BANK OF CALIFORNIA, N.A.
                      as a Lender

                    By: /s/ Nancy A. Perkins
                        ----------------------------------
                      Title: Vice President
                        ----------------------------------


                    100 Pringle Avenue, Suite 650
                    Walnut Creek, California 94596
                    Attention: Nancy Perkins
                    Facsimile: 510-943-7442


                    CYPRESSTREE INVESTMENT MANAGEMENT
                     COMPANY, INC.
                     as Attorney-in-Fact and on behalf of First Allmerica Financial Life Insurance Company as Portfolio Manager

                    By: /s/ illegible
                        ----------------------------------
                      Title: Principal
                        ----------------------------------


                    125 High Street
                    Oliver Tower
                    Boston, Massachusetts 02110
                    Attention: Peter Merrill
                    Facsimile: 617-946-5680

                    ING HIGH INCOME PRINCIPAL PRESERVATION
                    FUND HOLDINGS, LDC, as a Lender

                    By: ING Capital Advisors, Inc., as Investment Advisor

                    By: /s/ Helen Y. Rhee
                        ---------------------------------------
                      Title: Vice President & Portfolio Manager
                        ---------------------------------------


                    333 South Grand Avenue
                    Los Angeles, California 90071
                    Attention: Helen Y. Rhee
                    Facsimile: 213-346-3995


                    PILGRIM AMERICA PRIME RATE TRUST,
                      as a Lender

                    By: /s/ illegible
                        ----------------------------------
                      Title: Vice President
                        ---------------------------------------


                    Two Renaissance Square
                    40 North Central Avenue
                    Phoenix, Arizona 85004
                    Attention: Michael Bacevich
                    Facsimile: 602-417-8327

                                   SCHEDULE I

                           COMMITMENTS AND PERCENTAGES

                 Revolving                                    Term A                                Term B
Lender           Commitment      Revolving Percentage     Loan Commitment   Term A Percentage   Loan Commitment   Term B Percentage
------           ----------      --------------------     ---------------   -----------------   ---------------   -----------------
Bank of        $ 6,315,789.48        15.78947368%         $ 8,684,210.52       15.78947368%       $28,000,000        46.66666667%
America NT
& SA

BankBoston,    $ 5,894,736.85        14.73684210%         $ 8,105,263.15       14.73684210%       $ 2,000,000         3.33333333%
N.A.

Bank of        $ 5,263,157.89        13.15789474%         $ 7,236,842.11       13.15789474%       $ 1,333,334         2.22222333%
Scotland

National City  $ 5,263,157.89        13.15789474%         $ 7,236,842.11       13.15789474%       $ 1,333,333         2.22222167%
Bank

IBJ Schroder   $ 5,263,157.89        13.15789474%         $ 7,236,842.11       13.15789474%       $ 1,333,333         2.22222167%
Bank and
Trust
Company

Comerica       $ 4,000,000.00        10.00%               $ 5,500,000.00       10.00%                  0              0.00%
Bank

Zions First    $ 4,000,000.00        10.00%               $ 5,500,000.00       10.00%             $ 1,000,000         1.66666667%
National
Bank

Union Bank        $ 4,000,000.00     10.00%               $ 5,500,000.00        10.00%                  0              0.00%
of California,
N.A.

Cypresstree              0            0.00%                      0               0.00%              8,000,000         13.33333333%
Investment
Management,
on behalf of
First
Allmerica
Financial Life
Insurance
Company

ING Capital              0            0.00%                      0               0.00%              9,000,000         15.00%
Advisors

Pilgrim                  0            0.00%                      0               0.00%              8,000,000         13.33333333%
America
Prime Rate
Trust

TOTAL             $40,000,000       100.00%               $55,000,000          100.00%            $60,000,000         100.0%

                                  SCHEDULE 1.1A

                                PRICING SCHEDULE

      The Applicable ABR Margin, Applicable Eurodollar Margin and Non-Use Fee Rate shall be determined based on the Leverage Ratio as set forth below.

      (a) initially, the Applicable ABR Margin for Revolving Loans and Term A Loans shall be 1.125% per annum, the Applicable Eurodollar Margin for Revolving Loans and Term A Loans shall be 2.125% per annum the Applicable ABR Margin for Term B Loans shall be 1.50% per annum, the Applicable Eurodollar Margin for Term B Loans shall be 2.50% per annum and the Non-Use Fee Rate shall be 0.500% per annum;

      (b) on and after any date specified below on which the Applicable ABR Margin and Applicable Eurodollar Margin for Revolving Loans, Term A Loans and Term B Loans and the Non-Use Fee Rate are to be adjusted, the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

====================================================================================================================================
                               Applicable               Applicable
                           Eurodollar Margin            ABR Margin                              Applicable            Applicable ABR
                            (Revolving Loans         (Revolving Loans         Non-Use        Eurodollar Margin        Margin (Term B
    Leverage Ratio         and Term A Loans)        and Term A Loans)        Fee Rate         (Term B Loans)              Loans)
------------------------------------------------------------------------------------------------------------------------------------
Greater than or                  2.125%                   1.125%               0.50%               2.50%                   1.50%
equal to 4.50:1
------------------------------------------------------------------------------------------------------------------------------------
Greater than or                  1.875%                   0.875%               0.50%               2.50%                   1.50%
equal to 4.00:1 but
less than 4.50:1
------------------------------------------------------------------------------------------------------------------------------------
Greater than or                  1.625%                   0.625%              0.425%               2.25%                   1.25%
equal to 3.50:1 but
less than 4.00:1
------------------------------------------------------------------------------------------------------------------------------------
Greater than or                  1.375%                   0.375%              0.375%               2.25%                   1.25%
equal to 3.00:1 but
less than 3.50:1
------------------------------------------------------------------------------------------------------------------------------------
Greater than or                  1.125%                     0%                0.375%               2.25%                   1.25%
equal to 2.50:1 but
less than 3.00:1
------------------------------------------------------------------------------------------------------------------------------------
Less than 2.50:1                 0.875%                     0%                 0.35%              1.875%                  0.875%.
====================================================================================================================================

The Applicable ABR Margin, Applicable Eurodollar Margin and Non-Use Fee Rate shall be adjusted, to the extent applicable, 30 days (or, in the case of the last Fiscal Quarter of any year, 120 days) after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending September

30, 1998), based on the Leverage Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, if any, required by Section 10.1.3 by the 30th day (or, if applicable, the 120th day) after any Fiscal Quarter, the Applicable ABR Margin shall be 1.50%, the Applicable Eurodollar Margin shall be 2.50% and the Non-Use Fee Rate shall be 0.50% until such financial statements and Compliance Certificate are delivered. In addition, at all times when an Event of Default or Unmatured Event of Default shall have occurred and be continuing, there shall be no reduction in the Applicable ABR Margin, the Applicable Eurodollar Margin or the Non-Use Fee Rate.

                                   SCHEDULE II

                         [to be prepared by the Company]

                                    EXHIBIT A

                                  FORM OF NOTE

                                                                  ________, 1998
                                                               Chicago, Illinois

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of __________________ at the office of Bank of America National Trust and Savings Association (the "Agent"), in Concord, California, the aggregate unpaid principal amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement referred to below, such amount to be paid at the times set forth in the Credit Agreement.

      The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

      This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Third Amended and Restated Credit Agreement, dated as of June 5, 1998 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), between the undersigned, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

      In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this
Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

      [This Note is a replacement of the Note of the undersigned dated October 15, 1996 payable to the order of the payee (the "Original Note") and nothing contained herein shall be construed (i) to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, the Original Note outstanding at the time of its replacement by this Note, or (ii) to release, cancel, terminate or otherwise adversely affect all or any part of any security interest or other encumbrance heretofore granted to or for the benefit of the payee of the Original Note which has not otherwise been expressly released or
(iii) to constitute a novation of the indebtedness evidenced by the Original Note.]

      This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be entirely performed in such State.

                                         U.S. AGGREGATES, INC.


                                         By_____________________________
                                            Title_______________________

                                    EXHIBIT J

                               NOTICE OF BORROWING

Date: __________________, ____

To: Bank of America National Trust and Savings Association as Agent for the Lenders parties to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as extended, renewed, amended or restated from time to time, the "Agreement") among U.S. Aggregates, Inc., certain Lenders which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

            The undersigned, U.S. Aggregates, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Agreement, of the borrowing specified below:

      1. The Business Day of the proposed borrowing is _____________, ____.

      2. The aggregate amount of the proposed borrowing is $______ [of which $________ shall be Revolving Loans, $_______ shall be Term A Loans and $_______ shall be Term B Loans].

      3. The borrowing is to be comprised of $ of [ABR] [Eurodollar] Loans.

      [4. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be months.]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a) the warranties of the Company contained in Section 9 (excluding Sections 9.6 and 9.8) of the Agreement are true and correct as though made on and as of such date (except to the extent such warranties relate solely to an earlier date, in which case they were true and correct as of such date);

      (b) no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed borrowing; and

      (c) the proposed borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate Stated Amount of all outstanding Letters of Credit to exceed the combined Revolving Commitments of the Revolving Lenders.

                                    U.S. AGGREGATES, INC.


                                    By:__________________________
                                    Title:_______________________

                                    EXHIBIT K

                              NOTICE OF CONVERSION

Date: __________________, ____

To: Bank of America National Trust and Savings Association as Agent for the Lenders parties to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as extended, renewed, amended or restated from time to time, the "Agreement") among U.S. Aggregates, Inc., certain Lenders which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

      The undersigned, U.S. Aggregates, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Agreement, of the conversion of the Loans specified herein, that:

      1. The conversion date is ______________, ____.

      2. The aggregate amount of the Loans to be converted is $__________.

      3. The Loans are to be converted into [Eurodollar] [ABR] Loans.

      4. The Loans being converted are [Revolving Loans] [Term A Loans] [Term B Loans] [with an Interest Period ending on ________________, ____.].

      5. [If applicable:] The duration of the Interest Period for the Eurodollar Loans resulting from such conversion shall be months.

      The undersigned hereby certifies that the no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from such proposed conversion.

                                    U.S. AGGREGATES, INC.


                                    By:________________________
                                    Title:_____________________

                                    EXHIBIT L

                             NOTICE OF CONTINUATION

Date: __________________, ____

To: Bank of America National Trust and Savings Association as Agent for the Lenders parties to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as extended, renewed, amended or restated from time to time, the "Agreement") among U.S. Aggregates, Inc., certain Lenders which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

      The undersigned, U.S. Aggregates, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 4.3 of the Agreement, of the continuation of the Loans specified herein, that:

      1. The continuation date is ______________, ____.

      2. The aggregate amount of the Loans to be continued is $__________.

      3. The Loans being continued are [Revolving Loans] [Term A Loans] [Term B Loans].

      4. The duration of the Interest Period for the Loans included in the continuation shall be months.

      The undersigned hereby certifies that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from such proposed continuation.

                                    U.S. AGGREGATES, INC.


                                    By:___________________________
                                    Title:________________________

                                    EXHIBIT M

                         NOTICE OF VOLUNTARY PREPAYMENT

Date: ________________

To: Bank of America National Trust and Savings Association, as Agent for the Lenders parties to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as extended, renewed, amended or restated from time to time, the "Agreement") among U.S. Aggregates, Inc., a Delaware corporation, certain Lenders which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

      The undersigned, U.S. Aggregates, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice, pursuant to Section 6.2.2 of the Agreement, of the Company's intention to make a voluntary prepayment of the following Loan(s):

      Category of Loan(s): [Revolving Loan] [Term A Loan] [Term B Loan]

      Value Date: _________

      ___ ABR Loan in the amount of _________

      ___ Eurodollar Loan in the amount of _________

            with accrued interest (if applicable) of _________

Pursuant to standing instructions, we also authorize our account administrator to debit our account 78-19625 on the value date for the principal amount and, if applicable, the interest amount stated above.

                                          U.S. AGGREGATES, INC.


                                          By: ______________________
                                          Name:
                                          Title:

                                    EXHIBIT O

                        FORM OF PREPAYMENT OPTION NOTICE

Attention [           ]
Telecopy No. [           ]

Ladies and Gentlemen:

      The undersigned, Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent") for the Lenders, refers to the Third Amended and Restated Credit Agreement, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among U.S. Aggregates, Inc., the Lenders from time to time parties thereto and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Agent hereby gives notice of an offer of prepayment made by the Company pursuant to
Section 6.2.3 of the Credit Agreement of the Term B Prepayment Amount. Amounts applied to prepay the Term B Loans shall be applied pro rata to the Term B Loan held by you. The portion of the prepayment amount to be allocated to the Term B Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)   Total Term B Loan Prepayment Amount           __________

(B)   Portion of Term B Loan Prepayment
      Amount to be received by you                  __________

(C)   Prepayment Date (10 Business Days after
      the date of this Prepayment Option Notice)    __________

      IF YOU DO NOT WISH TO RECEIVE ALL OF THE TERM B LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Term B Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of Elizabeth Chao, Agency Management Services, #5596 at the Agent, no later than 10:00 a.m., San Francisco time, on the Prepayment Date, at Telecopy No. (510) 675-8500. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TERM B LOAN PREPAYMENT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as Agent


                                    By: ___________________________________
                                          Name:
                                          Title:


                                    [________________]LENDER


                                    By: ___________________________________
                                          Name:
                                          Title:


Percentage of Term B
Prepayment Amount
Declined:_________%

                                    EXHIBIT P

                          FORM OF EXEMPTION CERTIFICATE

      Reference is made to the Third Amended and Restated Credit Agreement, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among U.S. Aggregates, Inc. (the "Company"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Bank of America National Trust and Savings Association, as agent for the Lenders hereunder (in such capacity, the "Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. _____________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 13.10(a)(iii) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

      1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

      2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

            (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

            (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

            (c) The Non-U.S. Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

            (d) The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of
            Section 881(c)(3)(C) of the Code.

      IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                    [NAME OF NON-U.S. LENDER]


                                    By: ___________________________________
                                          Name:
                                          Title:


Dated: _____________________


                                       -2-